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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Novavax, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, JUNE 20, 2007
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
VOTING PROCEDURE AND QUORUM
PROPOSAL I — ELECTION OF CLASS III DIRECTORS
PROPOSAL II — AMENDMENT OF 2005 STOCK INCENTIVE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS

NOVAVAX, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, JUNE 20, 2007

To the Stockholders of Novavax, Inc.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Meeting”) of Novavax, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, June 20, 2007 at 9:00 a.m., local time, at the Company’s headquarters at 9920 Belward Campus Drive, Rockville, Maryland 20850 (the “Meeting”) for the purpose of considering and voting upon the following matters:

1.	To elect two directors as Class III directors to serve on the Board of Directors for a three-year term expiring at the 2010 Annual Meeting of Stockholders;

2.	To increase the number of shares of the Company’s common stock available for issuance under the Novavax, Inc. 2005 Stock Incentive Plan by 3,000,000 shares; and

3.	To transact such other business which may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

The Board of Directors of the Company has fixed the close of business on Monday, April 23, 2007 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2006, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the attached Proxy Statement.

By Order of the Board of Directors,

Jennifer Miller
Corporate Secretary

Rockville, Maryland
April 30, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE OVER THE INTERNET OR BY TELEPHONE AS PER THE INSTRUCTIONS ON THE ENCLOSED PROXY OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

NOVAVAX, INC.

9920 Belward Campus Drive
Rockville, Maryland 20850

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held Wednesday, June 20, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Novavax, Inc. (“Novavax” or the “Company”) for use at the Annual Meeting of Stockholders to be held on Wednesday, June 20, 2007 at 9:00 a.m. local time at the Company’s headquarters at 9920 Belward Campus Drive, Rockville, Maryland 20850 and at any adjournments or postponements thereof (the “Meeting”). The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2006 are being mailed to stockholders on or about April 30, 2007.

Solicitation

The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company may also engage the services of a proxy solicitation firm in conjunction with the Meeting, in which event such firm may solicit your proxy, in person or by telephone, mail, facsimile or other communication, and will be paid by the Company a fee and reimbursed its reasonable expenses for such services. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Certain stockholders who share the same address may receive only one copy of this Proxy Statement and our 2007 Annual Report to Stockholders in accordance with a notice delivered earlier this year from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. If you own your shares through a bank, broker or other holder of record and wish to either stop or begin householding, you may request or stop householding, or you may request a separate copy of the Proxy Statement or the Annual Report, either by contacting your bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting us by telephone at (240) 268-2000 or in writing to Novavax, Inc., 9920 Belward Campus Drive, Rockville, Maryland 20850, Attention: Secretary. If you request to begin or stop householding, you should provide your name, the name of your broker, bank or other record holder, and your account information.

VOTING PROCEDURE AND QUORUM

The Board of Directors has fixed Monday, April 23, 2007, as the record date for determining the stockholders entitled to receive notice of and to vote at the Meeting (the “Record Date”). The only class of stock of the Company entitled to vote at the Meeting is its Common Stock, $.01 par value (the “Common Stock”). Only the record holders of shares of Common Stock at the close of business on the Record Date may vote at the Meeting. On the Record Date, there were 61,905,050 shares of Common Stock outstanding and entitled to be voted. Each share entitles the holder to one vote on each of the matters to be voted upon at the Meeting. A stockholder may vote by mail, Internet or telephone as directed by the enclosed proxy.

All properly executed proxies will be voted in accordance with the instructions of the stockholder. If no contrary instructions have been indicated, the proxies will be voted in favor of the nominees named in Proposal I below and in favor of the amendment to the 2005 Stock Incentive Plan as set forth in Proposal II. The Board of Directors knows of no other matters to be presented for consideration at the Meeting.

Stockholders may revoke proxies at any time before they are exercised at the Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation to the Secretary of the Company, or (c) voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the stockholder’s proxy and vote in person.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote is required to constitute a quorum at the Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Meeting have the power to adjourn the Meeting until a quorum is present, without notice other than an announcement at the Meeting and so long as such adjournment is less than 30 days and a new record date is not fixed. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Meeting as originally scheduled. Abstentions and broker non-votes will count in determining whether a quorum is present at the Meeting. A broker non-vote occurs when a broker or other nominee holds shares represented by a proxy, has not received voting instructions with respect to a particular item and does not have discretionary authority to vote such shares.

PROPOSAL I — ELECTION OF CLASS III DIRECTORS

Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Company’s Board of Directors may consist of no fewer than three directors, with the specific number to be authorized by the Board of Directors from time to time at its discretion. The Board of Directors is presently authorized to consist of seven members, currently consisting of: Gary C. Evans, John Lambert, John O. Marsh, Jr., Michael A. McManus, Jr., Thomas P. Monath, M.D., Rahul Singhvi and James B. Tananbaum, M.D.

During fiscal 2006, Dr. Thomas Monath was elected by the Board of Directors to serve as a Class III Director and Dr. Jim Tananbaum was elected to serve as a Class II Director by the stockholders at the 2006 Annual Meeting. Mr. Mitchell Kelly resigned from the Board during fiscal 2006 and Mr. Michael Lazarus decided not to stand for election at the 2006 Annual Meeting.

During fiscal 2007, Dr. Denis O’Donnell resigned from the Board and Mr. John Lambert was elected to the Board of Directors as a Class I Director and named Chairman of the Board. Mr. Gary Evans, the previous Chairman, was named Lead Independent Director. Prior to his election to the Board, Mr. Lambert had been a consultant for the Company. Mr. Lambert continues to act as a consultant to the Company.

The members of the Company’s Board of Directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of the Class III directors expire at the Meeting. The terms of the Class I and Class II directors will expire at the 2008 and 2009 Annual Meetings of Stockholders, respectively. A director of any class who is elected by the Board of Directors to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he or she is elected. A director who is elected by the Board to fill a vacancy arising in any other manner holds office for the remaining term of his or her predecessor. Directors elected by the stockholders at an annual meeting to succeed those whose terms expire at such meeting are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election and until their successors are duly elected and qualified.

In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships must be apportioned by the Board among the three classes so as to ensure that no one class has more than one director more than any other class. However, no existing director may be reclassified from one class to another and, therefore, the number of directors in each class may become temporarily imbalanced.

Two directors are to be elected at the Meeting. The Board of Directors, after recommendation by the Nominating and Corporate Governance Committee, has designated Mr. McManus and Dr. Monath as nominees for reelection as Class III directors of the Company at the Meeting.

If elected, such nominees will serve until the expiration of their terms at the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any nominee named herein will be unable or unwilling to serve if elected. If any nominee becomes unavailable to serve as a director, the persons named in the proxy will vote the proxy for a substitute nominee or nominees as they, in their discretion, shall determine.

The election of directors requires the affirmative vote of a plurality of the votes cast by stockholders entitled to vote at the Meeting. Accordingly, abstentions, broker non-votes and votes withheld for a nominee will not have any effect on the election of a director.

The principal occupations and qualifications of each nominee for director are as follows:

Nominees for Election as Class III Directors

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Michael A. McManus, Jr.	64	1998	President, Chief Executive Officer and Director of Misonix, Inc., a medical, scientific and industrial provider of ultrasonic and air pollution systems, since 1998. President and Chief Executive Officer of N.Y. Bancorp from 1990 to 1998. Assistant to the President of the United States from 1982 to 1985. Currently a director of LQ Corporation, Inc., American Home Mortgage Holdings, Inc. and A. Schulman Inc.

Thomas P. Monath, M.D.	66	2006	Partner, Kleiner Perkins Caufield & Byers. Chief Scientific Officer and Executive Director, Acambis Inc., 2003 to 2006. Vice President, Research & Medical Affairs, Acambis Inc. 1992 to 2003. Director, Sanaria Inc. 2005 to 2006. Medical Advisory Board, Symphogen A/S 2005 to 2006. Scientific Advisory Board, Transform Pharmaceuticals, 2005 to present, IAVI 2007 to present. Consultant to Acambis Inc., specifically for smallpox vaccine 2006 to 2007. Currently a director of two private life science companies — Juvaris BioTherapeutics and Xcellerex, Inc.

The principal occupations and qualifications of each of the continuing directors are as follows:

Directors Continuing as Class I Directors

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

John Lambert	54	2007	Chairman of the Board of Directors of Novavax since March 2007. Independent consultant with JG Solutions Limited since 2005. President, Chiron Vaccines, a biopharmaceutical company, from 2001 to 2005. Currently the Vice President of the Conseil d’Administration of Farmaprojects S.A. (Spain), Non-Executive Chairman of Cambridge Biostability Ltd. (U.K.) and a non-executive board member of Acambis plc.

Rahul Singhvi	42	2005	President, Chief Executive Officer and Director of Novavax since August 2005. Senior Vice President and Chief Operating Officer of Novavax from April 2005 to August 2005 and Vice President — Pharmaceutical Development and Manufacturing Operations from April 2004 to April 2005. For ten years prior to joining the Company, served in several positions with Merck & Co., culminating as Director with the Merck Manufacturing Division from 1999 to 2004.

Directors Continuing as Class II Directors

		Director	Principal Occupation, Other Business
Name	Age	Since	Experience and Other Directorships

Gary C. Evans	49	1998	Currently Lead Independent Director of Novavax, Inc. since March 2007. Chairman of the Board of Directors of Novavax, Inc. from April 2005 to March 2007. Chief Executive Officer of GreenHunter Energy, Inc. and Orion Ethanol, Inc., two publicly traded alternative energy companies. Chairman of Global Hunter Holdings, LP, since June 2005. Chairman, President and Chief Executive Officer of Magnum Hunter Resources, Inc., an oil and gas exploration and production company, from 1995 to 2005. Chairman of the Board of Directors and Chief Executive Officer of its predecessor, Hunter Resources, Inc., from 1985 to 1995. Currently a trustee of TEL Offshore Trust, a publicly traded oil and gas trust.

John O. Marsh, Jr.	80	1991	Co-Chair of Independent Review Group for Walter Reed Hospital and Bethesda Navy Medical Center since 2007. Visiting Professor, George Mason University, since 2001. Visiting Professor, Virginia Military Institute, 1998. Interim Chief Executive Officer of Novavax from July 1996 to March 1997 and Chairman of the Board of Directors from July 1996 to February 1997. Secretary of the Army from 1981 to 1989. Counselor with Cabinet rank to the President of the United States from 1974 to 1977. Assistant for National Security Affairs to Vice President of the United States, 1974. Assistant Secretary of Defense from 1973 to 1974. U.S. Representative in Congress from 1963 to 1971.

James B. Tananbaum, M.D.	44	2006	Managing Director of Prospect Venture Partners II and III, LLC, a dedicated life science venture fund group which he co-founded in 2000. Chief Executive Officer of Theravance, Inc., a biopharmaceutical company, from 1997 to 2000. Partner, Sierra Ventures, a venture capital firm, from 1993 to 1997. Senior Product Manager of Merck & Company, Inc. from 1991 to 1993. Currently a director of Jazz Pharmaceuticals, a private biopharmaceutical company and the following publicly traded biopharmaceutical companies: Critical Therapeutics, Inc., Vanda Pharmaceuticals, Inc. and Infinity Pharmaceuticals, Inc.

Certain Relationships and Related Transactions

In March 2002, pursuant to the 1995 Stock Option Plan, the Company approved the payment of the exercise price of options by two individuals who served as directors during 2006, Dr. Denis O’Donnell and Mr. Mitchell Kelly, through the delivery of full recourse, interest-bearing promissory notes in the amount of $1,031,668 and $447,600, respectively. The borrowings accrued interest at 5.07% per annum and was secured by 166,667 and 95,000 shares of Company Common Stock, respectively owned by the two directors. The notes were originally payable upon the earlier to occur of the following: (a) the date on which the director ceases for any reason to be a director of the Company, (b) in part to the extent of net proceeds, upon the date on which the director sells all or any portion of the pledged shares, or (c) in full on March 21, 2007. In addition, during 2002, the Company executed a conditional guaranty of a brokerage margin account for Dr. O’Donnell in the amount of $500,000. Dr. O’Donnell has repaid such margin debt in full and the Company’s guaranty has been cancelled and is no longer outstanding.

Following Mr. Kelly’s resignation as a director on May 22, 2006, the Company approved an extension of his note. The note continues to accrue interest at 5.07% per annum, remains secured by 95,000 shares of the Company’s Common Stock and is payable on December 31, 2007, or earlier to the extent of the net proceeds from any sale of the pledged shares. Following Dr. O’Donnell’s resignation as a director on March 20, 2007, the Company entered into discussions, that are ongoing, with Dr. O’Donnell regarding any additional collateral that could be pledged to secure the debt and the timing and method of payment.

There are no family relationships among any of the directors or executive officers (or any nominee therefor) of Novavax. Other than Mr. Lambert, no director, executive officer, nominee or any associate of any of the foregoing has any interest, direct or indirect, in any proposal to be considered and acted upon at the Meeting (other than the election of directors). On March 7, 2007, Mr. Lambert was granted 100,000 shares of Restricted Stock Units, which grant is subject to the approval of Proposal II to amend the 2005 Plan to increase the number of shares of Common Stock available for issuance hereunder.

The Company has agreed with two institutional investors, KPCB Holdings, Inc. and Prospect Venture Partners III, L.P., to nominate an individual recommended by each investor to the Board. Dr. Monath was recommended by KPCB Holdings, Inc. and Dr. Tananbaum was recommended by Prospect Venture Partners.

Prior to his election to the Board of Directors, Mr. Lambert was engaged by the Company as a consultant to assist with specific projects, including business development efforts to evaluate the commercialization of the Company’s influenza vaccines. At the time of his election, Mr. Lambert had been paid an aggregate of approximately $34,000 in consulting fees for such services rendered through the date on which he was elected to the Board of Directors. On April 27, 2007, effective as of March 7, 2007, Mr. Lambert entered into a consulting agreement with Novavax pursuant to which he will receive $220,000 annually in consulting fees for advice and input into material agreements to be entered into or amended by the Company and on significant matters related to clinical development of the Company’s product portfolio, including manufacturing issues and FDA approval and commercialization strategies. This consulting agreement has an initial term of three years.

The Company’s Code of Business Conduct and Ethics provides that the Audit Committee is responsible for approving all transactions or business relationships involving Novavax and any director or executive officer, including any indebtedness of such individuals to the Company and transactions between Novavax and either the director or officer personally, members of their immediate families, or entities in which they have an interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission and the NASDAQ Global Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on a review of the copies of such reports (and any amendments thereto) furnished to the Company during or with respect to 2006 or written representations that no reports were required, the Company believes that during 2006 its executive officers, directors and holders of more than 10% of the Company’s Common Stock complied with all Section 16(a) filing requirements, except that Dr. Tananbaum, a director of the Company, filed a Form 3 to report his initial ownership one day late.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR THE ELECTION OF THE NOMINEES.

Information Regarding the Board of Directors and Certain Committees

On March 7, 2007, the Board of Directors determined, upon a recommendation by the Nominating and Corporate Governance Committee, that, with the exception of Drs. Singhvi and O’Donnell and Mr. Lambert, each of whom is currently or was within the last three fiscal years an employee, a consultant or executive officer of the

Company, all of the members of the Board are “independent” directors, as that term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (the “NASD”).

The Board of Directors met 13 times during 2006 and acted by written consent in lieu of a meeting 6 times; in addition, the non-employee directors met 4 times in executive session during the same period. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors they were eligible to attend and the total number of meetings held by all committees on which they served.

Recognizing that director attendance at the Company’s annual meetings of stockholders can provide stockholders with an opportunity to communicate with members of the Board, Novavax strongly encourages (but does not require) members of the Board to attend such meetings. All of the directors then in office attended the 2006 Annual Meeting of Stockholders.

The Board of Directors of Novavax currently has four standing committees: a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Government Relations Committee. In addition to the descriptions below, please refer to the “Report of the Compensation Committee” and “Report of the Audit Committee” included in this Proxy Statement.

Compensation Committee

The Compensation Committee of the Board of Directors consists of directors — Mr. Marsh (Chairman), Dr. Monath and Dr. Tananbaum. Dr. O’Donnell and Mr. Lazarus also served on the Compensation Committee during 2006. Each director is a “non-employee director,” as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director,” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and an “independent director,” as defined by the listing standards of The NASDAQ Stock Market, Inc.

The Compensation Committee reviews and recommends salaries and other compensatory benefits for the employees, officers and directors of Novavax. The Compensation Committee also recommends actions to administer the equity incentive plans of the Company, recommending stock option grants and other awards for executive officers, key employees and directors of Novavax. The Compensation Committee acts pursuant to a written charter, a copy of which is posted on the Company’s website at www.novavax.com. The Compensation Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy. In April 2007, the Compensation Committee approved revisions to its charter. During 2006, the Compensation Committee met 7 times and acted by written consent in lieu of a meeting one time.

As set forth in its charter, the Committee’s authority and responsibilities include but are not limited to:

•	providing advice and guidance with respect to the Company’s compensation strategy and philosophy;

•	evaluating and providing recommendations regarding executive compensation programs tied to the strategic and financial objectives of the Company and which will motivate and incentivize executives by tying their compensation to the Company’s performance and stockholder returns;

•	reviewing and recommending to the Board the goals and objectives relevant to the compensation of the Company’s Chief Executive Officer, annually evaluating the Chief Executive Officer’s performance, and recommending to the independent members of the Board the Chief Executive Officer’s total compensation package;

•	annually reviewing and making recommendations regarding executive officers and senior management compensation; and

•	evaluating and making recommendations annually regarding the appropriate level and form of compensation for members of the Board and its committees.

The Committee is tasked with meeting at least four times a year, and more frequently if necessary. It may request that any officer or employee of the Company, outside counsel or consultant attend Committee meetings or confer with any members of, or consultants to, the Committee. The Committee has sole authority for and may retain compensation consultants, as it deems appropriate, to assist the Committee with the performance of its duties and responsibilities, including sole authority to approve the fees and other retention terms for such consultants. The Committee is supported in its efforts by the Company’s human resources team, to which the Committee delegates authority for certain administrative functions. The Chief Executive Officer gives performance assessments and compensation recommendations for each executive officer of the Company (other than himself). The Compensation Committee considers the Chief Executive Officer’s recommendations and sets the compensation of the executive officers (other than the Chief Executive Officer) based on such deliberations. The Compensation Committee sets the Chief Executive Officer’s compensation in executive session without any member of management present. The Chief Executive Officer and the Senior Director, Human Resources, generally attend Compensation Committee meetings but neither is present for executive session or any discussion of their own compensation.

Compensation Committee Interlocks and Insider Participation

Throughout fiscal 2006, Dr. Lazarus, Mr. Marsh, Dr. Monath, Dr. O’Donnell and Dr. Tananbaum served on the Compensation Committee. None of the members of the Compensation Committee was at any time during 2006 an officer or employee of Novavax. However, Dr. O’Donnell served as Chairman of the Board of Directors of the Company until April 2005. Prior to 2006, Mr. Marsh served as interim Chief Executive Officer of the Company from July 1996 to March 1997.

No executive officer of the Company currently serves, or during 2006 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Audit Committee

The Audit Committee currently consists of Messrs. McManus (Chairman), Evans and Marsh, each of whom is a non-employee director and each of whom is an independent director as defined by the Exchange Act and the listing standards of The NASDAQ Stock Market, Inc. During fiscal 2006, Mr. Kelly also served on the Audit Committee. The Audit Committee met 4 times during the 2006 fiscal year and acted by written consent in lieu of a meeting one time.

The Board has determined that Mr. McManus qualifies as the committee’s “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission, and is financially sophisticated as required by the listing standards for The NASDAQ Stock Market, Inc.

The Audit Committee acts pursuant to the Audit Committee Charter as adopted by the Board. A copy of the charter is available on the Company’s website at www.novavax.com. The Audit Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy, and is charged with performing an annual self-evaluation with the goal of continuing improvement. In April 2007, the Audit Committee approved revisions to its charter.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. To this end, the committee meets with the Company’s independent registered public accounting firm to discuss the scope and results of its examination and reviews the financial statements and reports contained in the Company’s periodic and other filings. The Audit Committee also reviews the adequacy and efficacy of the Company’s accounting, auditing and financial control systems, as well as the Company’s disclosure controls and procedures; monitors the adequacy of the Company’s accounting and financial reporting processes and practices; and considers any issues raised by its members, the Company’s independent registered public accounting firm and the Company’s employees. To assist in carrying out its duties, the Audit Committee is authorized to investigate any matter brought to its attention, retain the services of independent advisors (including legal counsel, auditors and other experts), and receive and respond to concerns and complaints relating to accounting, internal accounting controls and auditing matters.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Governance Committee”) consists of Messrs. Evans (Chairman), Marsh and McManus, Dr. Monath and Dr. Tananbaum, each of whom is an independent director as defined by the Exchange Act and the listing standards of The NASDAQ Stock Market, Inc. During fiscal 2006, Dr. Lazarus also served on the Governance Committee. The Governance Committee met 4 times during 2006.

The Governance Committee acts pursuant to a written charter, a copy of which is available on the Company’s website at www.novavax.com. The Governance Committee reviews and evaluates the charter annually to ensure its adequacy and accuracy. In April 2007, the Governance Committee approved revisions to its charter.

As provided in the charter, the primary function of the Governance Committee is to assist the Board in fulfilling its responsibilities by: reviewing and making recommendations to the Board regarding the Board’s size, structure and composition; establishing criteria for Board membership; identifying and evaluating candidates qualified to become members of the Board, including candidates proposed by stockholders; selecting, or recommending for selection, director nominees to be presented for approval at the annual meeting of stockholders and to fill vacancies on the Board; evaluating Company policies relating to the recruitment of Board members; developing and recommending to the Board corporate governance policies and practices applicable to the Company; monitoring compliance with the Company’s Code of Business Conduct and Ethics; and handling such other matters as the Board or committee deems appropriate. The Governance Committee’s goal is to contribute to the effective representation of the Company’s stockholders and to play a leadership role in shaping the Company’s corporate governance.

As noted above, it is the Governance Committee’s responsibility to review and evaluate director candidates, including candidates submitted by stockholders. In performing its evaluation and review, the Governance Committee does not differentiate between candidates based on the proposing constituency, but rather applies the same criteria to each candidate.

Nomination Procedures

Stockholders who wish to nominate qualified candidates to serve as directors of the Company may do so in accordance with the procedures set forth in the Company’s Amended and Restated By-laws (the “By-laws”), which procedures did not change during the last fiscal year. As set forth in the By-laws, a stockholder must notify the Company in writing, by notice delivered to the attention of the Secretary of the Company at the address of the Company’s principal executive offices, of a proposed nominee. In order to ensure meaningful consideration of such candidates, notice must be received not less than 60 days nor more than 90 days prior to the meeting. However, if the Company does not give notice or make public disclosure of the date of the meeting at least 70 days’ prior to the meeting date, notice will be considered timely if it is received no later than the close of business on the 10th day following the date on which such notice was given or public disclosure was made (whichever occurred first).

The notice must set forth as to each proposed nominee:

•	name, age, business address and, if known, residence address,

•	his or her principal occupation or employment,

•	the number of shares of stock of the Company, if any, which are beneficially owned by such nominee, and

•	any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to applicable law.

The notice must also set forth with respect to the stockholder giving the notice:

•	the name and address, as they appear on the Company’s books, of such stockholder, and

•	the number of shares of the Company that are owned by such stockholder.

The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee to serve as a director. Submissions received through this process will be forwarded to the Governance Committee for review.

When considering candidates, the Governance Committee strives to achieve a balance of knowledge, experience and achievement such that the Company’s Board reflects a broad range of talent, age, skill and expertise. While there are no set minimum requirements, a candidate should:

•	be intelligent, thoughtful and analytical,

•	possess superior business-related knowledge, skills and experience,

•	reflect the highest integrity, ethics and character,

•	have excelled in both academic and professional settings,

•	demonstrate achievement in his or her chosen field,

•	be free of actual or potential conflicts of interest,

•	have the ability to devote sufficient time to the business and affairs of the Company, and

•	demonstrate the capacity and desire to represent the best interests of the Company’s stockholders as a whole.

In addition to the above criteria (which may be modified from time to time), the Governance Committee may consider such other factors as it deems in the best interests of the Company and its stockholders and that may enhance the effectiveness and responsiveness of the Board and its committees. Finally, the Governance Committee must consider a candidate’s independence to make certain that the Board includes at least a majority of “independent” directors to satisfy all applicable independence requirements, as well as a candidate’s financial sophistication and special competencies.

The Governance Committee identifies potential candidates through referrals and recommendations, including by incumbent directors, management and stockholders, as well as through business and other organizational networks. To date, the Governance Committee has not retained or paid any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, although it reserves the right to engage executive search firms and other third parties to assist in finding suitable candidates.

Current members of the Board with the requisite skills and experience are considered for re-nomination, balancing the value of the member’s continuity of service with that of obtaining a new perspective, and considering each individual’s contributions, performance and level of participation, the current composition of the Board, and the Company’s needs. The Governance Committee also must consider the age and length of service of incumbent directors. In March 2005, the committee recommended to the Board, and the Board adopted, a rule not to re-nominate a director for re-election if such director has served ten years as a director or has reached 75 years of age. If any existing members do not wish to continue in service or if it is decided not to re-nominate a director, new candidates are identified in accordance with those skills, experience and characteristics deemed necessary for new nominees, and are evaluated based on the qualifications set forth above. In every case, the Governance Committee meets (in person or telephonically) to discuss each candidate, and may require personal interviews before final approval. Once a slate is selected, the Governance Committee presents it to the full Board.

Government Relations Committee

The Government Relations Committee consists of Messrs. Marsh (Chairman) and McManus and Dr. Singhvi. During fiscal 2006, Dr. O’Donnell also served on the Government Relations Committee. The purpose of the Government Relations Committee is to assist management of the Company with respect to government funding of its vaccine projects and to assist management with the education of state and federal executive and legislative branches of government regarding the Company’s programs. The Government Relations Committee met one time during 2006.

Code of Business Conduct and Ethics

Novavax’s Board of Directors adopted a written Code of Business Conduct and Ethics in March 2004, which applies to each of Novavax’s officers, directors and employees, including, but not limited to, Novavax’s Chief Executive Officer, Chief Financial Officer and Controller (principal accounting officer). Each of Novavax’s officers, directors and employees are required to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. The code requires that employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place. The Code of Business Conduct is reviewed at least annually by the Nominating and Corporate Governance Committee. In April 2006, the Board approved revisions to the Code of Business Conduct, a copy of which is posted on Novavax’s website at www.novavax.com.

Stockholder Communications with the Board of Directors

The Board welcomes communications from stockholders and has adopted a procedure for receiving and addressing such communications. Stockholders may send written communications to the entire Board or individual directors, addressing them to Novavax, Inc., 9920 Belward Campus Drive, Rockville, Maryland 20850, Attention: Secretary. Communications by e-mail should be addressed to ir@novavax.com and marked “Attention: Secretary” in the “Subject” field. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action.

Compensation of Directors

Compensation for non-employee directors is comprised of two components — cash compensation and equity awards. Dr. Singhvi does not receive additional compensation for his service on the Board.

Cash Compensation

Mr. Lambert receives an annual retainer of $30,000 as compensation for his services as a director and as Chairman of the Board and does not receive additional compensation for attending board and committee meetings. Each independent director not employed by Novavax and not serving on a committee receives an annual retainer of $10,000; the chairs of the Audit, Compensation, Nominating & Corporate Governance and Government Relations Committees receive annual retainers of $20,000, $15,000, $15,000 and $20,000, respectively; and non-employee directors serving on one or more committees receive an annual retainer of $12,000. Annual retainers are paid quarterly.

Each independent non-employee director also receives $1,500 for each meeting of the Board of Directors he attends in person and $750 for each meeting attended telephonically. In addition, each committee member not employed by Novavax receives $500 per committee meeting attended in person and $250 for each meeting attended telephonically, except that the chair of each committee receives $1,000 per committee meeting attended in person and $500 for each meeting attended telephonically. In all cases, no fees are paid for telephonic meetings of the Board or any committee thereof lasting less than 30 minutes. Directors are also reimbursed by the Company for reasonable costs and expenses incurred for attending Board and committee meetings.

No other cash compensation was paid to the directors for their services to the Company as directors during 2006. For information relating to shares of the Company owned by each of the directors, see “Security Ownership of Certain Beneficial Owners and Management” below. For information concerning the compensation of directors who are also officers of the Company, see “Executive Compensation” below.

Equity Awards

In February 2006, the Board of Directors adopted the recommendation of the Compensation Committee and approved the grant to each director not employed by the Company of a non-statutory option under the 2005 Plan, effective February 17, 2006, to purchase 15,000 shares of the Company’s Common Stock in the case of all directors other than Mr. Evans, then the Chairman of the Board, and 50,000 shares of the Company’s Common Stock in the case of Mr. Evans, in each case at an exercise price of $4.60, the closing price of the Common Stock on the effective date. Such grants became vested and exercisable in full on August 17, 2006.

At its meeting on March 7, 2007, the Board granted options to purchase Company Common Stock to each of its directors. The Board granted an option to purchase 100,000 shares of Company Common Stock to Mr. Evans and an option to purchase 15,000 shares of Company Common Stock to Mr. Marsh, Mr. McManus, Dr. Monath, Dr. O’Donnell and Dr. Tananbaum. All of the options have an exercise price of $2.77 per share and will vest in full six months after the date of the grant. In addition, the Board granted Mr. Lambert options to purchase 250,000 shares of Company Common Stock with an exercise price of $2.77 per share. The options vests in five separate tranches of 50,000 options. In addition, the Board granted Mr. Lambert 100,000 Restricted Stock Units. Each Restricted Stock Unit represents a contingent right to receive one share of Novavax Common Stock. The Restricted Stock Units shall vest in five separate tranches of 20,000 units. Mr. Lambert’s options and Restricted Stock Units shall vest upon the occurrence of the following milestones: (i) two tranches vest upon Novavax’s achievement of certain performance criteria; (ii) one tranche vests upon Novavax’s Common Stock achieving a market price of $6.00 per share; (iii) one tranche vests upon Novavax’s Common Stock achieving a market price of $10.00 per share; and (iv) one tranche vests on March 7, 2010. The grant of Restricted Stock Units is subject to the approval of the amendment to the 2005 Plan.

Summary Director Compensation Table

The following table sets forth information concerning the compensation paid by the Company by each individual who served as a non-employee director at anytime during fiscal 2006:

					Change in
					Pension Value
					and
					Nonqualified
				Non-Stock	Deferred
	Fees Earned	Stock	Option	Incentive Plan	Compensation	All Other
	or Paid in	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Cash ($)	($)	($)(6)	($)	($)	($)	($)

Gary C. Evans	50,250	0	194,944	0	0	0	245,194
Mitchell J. Kelly(1)	12,250	0	45,002	0	0	0	57,252
J. Michael Lazurus, M.D.(2)	10,750	0	0	0	0	0	10,750
John O. Marsh, Jr.	37,222	0	45,002	0	0	0	82,224
Michael A. McManus	34,000	0	45,002	0	0	0	79,002
Thomas Monath, M.D.(3)	6,500	0	0	0	0	0	6,500
Denis M. O’Donnell, M.D.(4)	36,250	0	84,627	0	0	0	120,877
James B. Tananbaum, M.D(5)	15,429	0	0	0	0	0	15,429

(1)	Mr. Kelly resigned from the Board of Directors on May 22, 2006. See “Certain Relationships and Related Transactions” on page 5 for information regarding transactions between the Company and Mr. Kelly.

(2)	Dr. Lazarus retired from the Board of Directors on April 26, 2006.

(3)	Dr. Monath was elected to the Board of Directors on September 2, 2006.

(4)	Dr. O’Donnell resigned from the Board of Directors on March 20, 2007. See “Certain Relationships and Related Transactions” on page 5 for information regarding transactions between the Company and Dr. O’Donnell.

(5)	Dr. Tananbaum was elected to the Board of Directors on April 26, 2006.

(6)	Because options awarded to directors in 2006 vested in full during 2006, this column reflects the grant date fair value and the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) Share Based Payment (“FAS 123 (R)”) for all stock and stock option awards outstanding for any portion of the current year. Assumptions used in the calculation of this amount for years ended December 31, 2004, 2005 and 2006 are included in Note 9 to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

PROPOSAL II — AMENDMENT OF 2005 STOCK INCENTIVE PLAN

The 2005 Stock Incentive Plan (the “2005 Plan”) was adopted by our Board of Directors on February 24, 2005 and approved by Novavax’s stockholders on May 4, 2005. The number of shares originally authorized for issuance under the 2005 Plan was 2,565,724 shares, 565,724 shares of which were previously held for reserve under the 1995 Stock Option Plan (the “1995 Plan”) but which were unused. To the extent that options granted under the 1995 Plan expire unexercised, the shares underlying those options become available for grant under the 2005 Plan. As of the Record Date, options and other stock awards to purchase 4,434,633 shares of Common Stock were issued and outstanding under the 2005 Plan, and approximately 298,140 shares of Common Stock were available for issuance under the 2005 Plan. On March 7, 2007, our Board of Directors approved an amendment to the 2005 Plan, subject to stockholder approval, to increase the number of shares reserved for issuance under this plan by 3,000,000 shares. This amendment is being submitted to the Company’s stockholders for approval. The resolution to be presented to the stockholders approving the proposed amendment to the 2005 Plan is attached as Appendix A to this proxy statement and is incorporated herein by reference.

General

Purpose; Term.  The 2005 Plan provides for the grant to employees, officers and directors of, as well as consultants and advisors to, the Company, of stock options (non-statutory (“NSOs”) and incentive (“ISOs”)), restricted stock awards, stock appreciation rights (“SARs”) and restricted stock units. The stated purpose of the 2005 Plan is to secure for the Company and its stockholders the benefits arising from capital stock ownership by eligible participants who are expected to contribute to the Company’s future growth and success. Unless sooner terminated in accordance with its terms, the 2005 Plan will terminate upon the close of business on February 23, 2015.

Administration.  The 2005 Plan is administered by the Board of Directors, which may, as permitted by and consistent with applicable law, delegate any or all of its powers under the plan to a committee it appoints. Subject to the terms of the 2005 Plan, the Board (or such committee) has the authority to determine the individuals to whom, and the time or times at which, awards are made, the size of each award, and the other terms and conditions of each award (which need not be identical across recipients). The Board also has the authority, subject to the express provisions of the 2005 Plan, to construe the respective agreements under the plan, proscribe, amend and rescind rules and regulations relating to the plan, accelerate or extend the dates options may be exercised or other stock awards may vest, and make all other determinations which are in the Board’s judgment necessary or desirable for the administration of the plan. The Board’s construction and interpretation of the terms and provisions of the 2005 Plan are final and conclusive.

Initial Stock Subject to 2005 Plan; Transfer of Shares from 1995 Plan.  The number of shares of Common Stock that were initially set aside and reserved for issuance under the 2005 Plan was 2,565,724 shares (which amount is subject to adjustment as described herein), including 565,724 unused shares transferred from the 1995 Plan. The amendment to the 2005 Plan will increase the number of shares of Common Stock available under the plan by 3,000,000 shares, subject to stockholder approval.

The 1995 Plan continues to exist, and stock options previously granted under the 1995 Plan remain in existence in accordance with their terms. However, no new awards will be made under the 1995 Plan. If any existing stock options granted under the 1995 Plan should for any reason expire or otherwise terminate, in whole or in part, in the future without having been exercised in full, the shares of Common Stock that are not acquired shall revert to and become available for issuance under the 2005 Plan. There are currently 2,278,968 shares of Common Stock subject to existing options under the 1995 Plan as of April 23, 2007.

Reversion of Shares.  There are certain circumstances under which shares of Common Stock that are already subject to an outstanding award under the 2005 Plan may revert to such plan and become available for reissuance. Specifically, if a stock award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (i.e., in the case of a stock option, SAR or restricted stock unit), or if any shares of Common Stock issued to a recipient pursuant to an award are forfeited back to or are repurchased by the Company (i.e., in the case of restricted stock), then the shares represented by such awards shall revert to and again become available for issuance under the 2005 Plan. A forfeiture or repurchase of stock may occur, for example, because of a recipient’s failure to satisfy a contingency or condition that is required for the vesting of such shares. Restricted stock that has been issued, and which is then repurchased by the Company, shall only be reissued in the form of awards other than incentive stock options.

Effect on Share Reserve of Use of Shares to Cover Tax Withholding.  The Board has discretion under the 2005 Plan to allow a recipient of a stock option to use shares of Common Stock to satisfy the tax-withholding requirement that may arise upon exercise of such option. The shares may be shares previously owned by the recipient, or may be the shares acquired from the exercise of the option. Any shares of Common Stock that are not delivered to a recipient because those shares are used to satisfy the payment of taxes will revert to the share reserve under the 2005 Plan and shall again become available for issuance in the future.

Effect on Share Reserve of a “Net Exercise” or Cashless Exercise of Stock Options.  Payment of the exercise price of a stock option may be made in cash or check payable to the Company. The Board may also provide in the applicable stock option agreement under the 2005 Plan that a recipient may use shares of already-owned Common Stock to satisfy payment of the exercise price, or any other means approved by the Board (including a “net exercise” in which the Company withholds a number of shares that would otherwise be issued to a recipient upon the exercise of the option that have a fair market value equal to the option exercise price). Any shares of Common Stock that are not delivered to a recipient because those shares are used to satisfy the payment of the exercise price will revert to the share reserve under the 2005 Plan and shall again become available for issuance in the future.

Maximum Number of Shares Issued through Incentive Stock Options.  The maximum aggregate number of shares that may be issued under the 2005 Plan through the exercise of incentive stock options is 11,312,192, subject to stockholder approval of the amendment to the 2005 Plan.

Eligible Participants.  Subject to certain limitations, awards under the 2005 Plan of non-statutory options (“NSOs”), restricted stock awards, restricted stock units and SARs may be granted to any employee, officer, director, consultant or advisor to the Company. Only employees of the Company may be granted incentive stock options (“ISOs”) under the 2005 Plan. As of April 23, 2007, the Company had 62 full-time employees, two of whom are also current executive officers. As of April 23, 2007, there were six members of the Board of Directors who were not employees of the Company.

Plan Amendments and Termination.  The Board of Directors may at any time, and from time to time, modify or amend the 2005 Plan in any respect, provided that no such modification or amendment may adversely affect the rights of a recipient under an existing stock award. In addition, if at any time the approval of the stockholders of the Company is required under Section 422 of the Internal Revenue Code, as amended (the “Code”) or any successor provision with respect to ISOs, or under Rule 16b-3 under the Exchange Act (if then applicable) or other applicable rules and regulations, the Board of Directors may not effect such modification or amendment without such approval.

The Board may at any time suspend or terminate the 2005 Plan, provided that any such suspension or termination shall not adversely affect the rights of a recipient under any award previously granted while the 2005 Plan is in effect except with the consent of the recipient.

Options

The following is a description of the permissible terms of stock options under the 2005 Plan. Individual option grants may be more restrictive as to all or any of the permissible terms described below.

Option Duration.  The term of each ISO shall be 10 years from the date of grant or such shorter term as the Board determines, except that in the case of an ISO that is awarded to an employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the term of the ISO must be five years or such shorter period as the Board determines. The term of each NSO is as determined by the Board. The term of any option granted under the 2005 Plan, and all other materials terms and conditions of such option, will be evidenced by an option agreement between the Company and the recipient.

Exercise Price.  The exercise price for any NSO granted under the 2005 Plan shall be as determined by the Board of Directors, and may be less than the “Fair Market Value” of the Common Stock on the date of grant if the

Board so provides. The exercise price for any ISO may not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. If such ISO is granted to an employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parents or subsidiaries, the exercise price may not be less than 110% of the Fair Market Value on the date of grant.

Fair Market Value.  For purposes of the 2005 Plan, if the Common Stock is listed on an established stock exchange or traded on the NASDAQ Global Market or the NASDAQ Small Cap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. If the day of determination is not a market-trading day, then the trading day prior to the day of determination shall be used. In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

Exercise of Option and Payment for Stock.  Stock options are exercisable at such time or times and subject to such conditions as set forth in the agreement evidencing such option, subject to the provisions of the 2005 Plan.

Under the current form of stock option agreement approved by the Board for use under the 2005 Plan (which is subject to change), options vest and become exercisable in accordance with the following schedule: (a) 25% on each of the first four anniversaries of the date of grant for employees below the Vice President level, (b) 33 1/3% on each of the first three anniversaries of the date of grant for employees at or above the Vice President level, and (c) in full on the six-month anniversary of the date of the grant for directors. The Board has authority to accelerate the time at which an option may vest or be exercised. See “Corporate Changes” on page 17 for a description of how options vest upon a change in control of the Company.

The consideration to be paid for shares to be issued upon exercise of an option may be made by (a) delivery of cash or a check to the Company; (b) to the extent permitted by the applicable option agreement, delivery to the Company of shares of Common Stock already owned by the recipient having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares being purchased; or (c) by any other means approved by the Board, including through a broker-assisted, same-day sale program.

Effect of Recipient’s Termination of Employment or other Service, Death or Disability.  The Board has the power to determine the period of time during which a recipient (or, if applicable, the recipient’s estate or representative) may exercise a stock option under the 2005 Plan following the termination of the recipient’s employment or other relationship with the Company, including upon the death or disability (within the meaning of Section 22(e)(3) of the Code) of the recipient. Such periods must be set forth in the agreement evidencing the option. The current form of option agreement under the 2005 Plan provides in general that a recipient shall have three months to exercise the vested portion of the option following termination of service with the Company, after which time the option shall expire and is no longer exercisable. The unvested portion of the stock option cannot be exercised and is forfeited on the date of termination. However, under the form of option agreement, if a recipient’s employment or other service on behalf of the Company or an affiliate is terminated because of his or her death (which occurs while the recipient is either actively providing such services or within three months after the recipient’s termination for a reason other than cause), then the exercise period is extended to one year after the date of death. If the recipient is terminated because of a disability, the exercise period is also extended to one year after the date of termination. In no event, however, may a stock option be exercised after the expiration date of the option. In the case of a termination for “cause” under the form of stock option agreement (as defined therein), the option cannot be exercised and is forfeited both as to the vested and unvested shares subject to the option. The Board in its discretion may in the future change the form of option agreement to provide for shorter or longer exercise periods upon termination of service than the periods described above.

For an option to retain its status as an ISO, the recipient must have been in the continuous employment of the Company or an affiliate since the date of grant of the ISO, and the ISO must be exercised within three months after the date the recipient ceases to be an employee of the Company or an affiliate. An option shall be considered an NSO if these requirements are not met.

Transferability.  Options are not assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the recipient, shall be exercisable only by the recipient. NSOs may, however, be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3) or as otherwise expressly permitted in the agreement evidencing such NSO.

Repricing.  The 2005 Plan does not affirmatively give the Board authority, in the event of a decline in the value of the Company’s Common Stock, to replace outstanding higher priced options with new lower priced options, nor does it give the Board authority to reprice any out-of-the-money options.

Restricted Stock Awards, Restricted Stock Units and SARs

Generally.  As a condition to the grant of a restricted stock award, restricted stock unit or SAR, each recipient must execute an agreement evidencing such award not inconsistent with the 2005 Plan. The terms and conditions of each such agreement may change from time to time and agreements need not be identical, with certain exceptions noted below.

Restricted Stock Awards.  The Board will determine the purchase price per share at the time of grant of a restricted stock award, which may not be less than the par value of the Common Stock. A restricted stock award may be awarded as a stock bonus with no cash purchase price to be paid by a recipient to the extent permitted under applicable law. At the time of the grant, the Board will also determine the permitted consideration for the payment of the purchase price, if any, which may be: (a) cash at the time of purchase; (b) services rendered or to be rendered to the Company; or (c) any other form of legal consideration that may be acceptable to the Board, subject to applicable law (including Delaware corporate law). Shares of Common Stock acquired under a restricted stock award may be subject to a share repurchase option in favor of the Company or an affiliate in accordance with a vesting schedule as determined by the Board.

Transferability.  Rights to purchase or receive shares of Common Stock granted under a restricted stock award are transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock award agreement, as the Board shall determine in its discretion, and so long as the Common Stock awarded then remains subject to the terms of the restricted stock award agreement. Transferability of other awards will be as determined by the Board. The current restricted stock agreement provides that the Company shall have an option to redeem any invested restricted stock within 90 days following the termination of the recipients’ employment. All restricted shares subject to that opinion cannot be transferred.

Restricted Stock Units.  A restricted stock unit is a promise by the Company to issue shares of Common Stock equivalent to the number of units covered by the award at or after vesting of the Common Stock underlying the units. The Board will determine the consideration, if any, to be paid by the recipient upon delivery of each share of Common Stock subject to an award of a restricted stock unit that, to the extent required by applicable law, may not be less than par value. A recipient may settle a restricted stock unit by delivery of shares of Common Stock, their cash equivalent or any combination of the two. At the time of grant, the Board may also determine any restrictions or conditions to the vesting of the shares subject to the award or any other restrictions or conditions that delay delivery of such shares. Dividend equivalents may be credited in respect of restricted stock units as the Board determines. If the recipient’s service with the Company terminates for any reason, unvested restricted stock units will be forfeited unless the applicable award agreement provides otherwise.

SARs.  A stock appreciation right entitles the recipient to a payment equal in value to the appreciation in the value of the underlying share of the Company’s Common Stock for a predetermined number of shares over a specified period. SARs will be denominated in shares of Common Stock equivalents. Payment may be made in shares of Common Stock, cash or any combination of the two, as the Board deems appropriate. The amount payable on the exercise of a SAR may not be greater than an amount equal to the excess of (1) the aggregate Fair Market Value on the date of the exercise of the SAR of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the recipient is vested under such SAR (and with respect to which the recipient is exercising the SAR on such date), over (2) an amount that is determined by the Board at the time of grant. The Board may impose any restrictions it deems appropriate on the vesting of SARs. If the recipient’s service with the Company terminates for any reason, unvested SARs will be forfeited and the Company will automatically redeem vested SARs.

Corporate Changes

Adjustment Provisions.  Transactions not involving receipt of consideration by the Company, such as certain mergers, consolidations, reorganizations, stock dividends or stock splits, may change the type, class and number of shares of Common Stock subject to the 2005 Plan and outstanding awards. In such event, the 2005 Plan will be appropriately adjusted as to the type, class and the maximum number of shares of Common Stock subject to the plan, and outstanding awards will be adjusted as to the type, class, number of shares and price per share of Common Stock subject to such awards.

Change in Control.  In the event of certain specified organizational changes, including but not limited to (a) a consolidation, merger, combination or reorganization of the Company, (b) the sale, lease or other disposition of all or substantially all of the assets, or a dissolution or liquidation, of the Company, or (c) a transaction or series of related transactions in which persons who were not stockholders of the Company immediately prior to acquiring Company capital stock as part of such transaction(s) become the owners of capital stock of the Company that represents more than 50% of the combined voting power of the Company’s outstanding capital stock, then the Board of Directors of the Company or the board of any corporation assuming the Company’s obligations may take any one or more actions as to outstanding awards under the 2005 Plan, including:

•	providing that such awards will continue in existence with appropriate adjustments or modifications, if applicable,

•	providing that such awards will be assumed, or equivalent awards substituted, by the acquiring or succeeding corporation (or an affiliate thereof),

•	upon written notice to the participants, providing that all unexercised options, or other awards to the extent they are unexercised or unvested, will terminate immediately prior to the consummation of such transaction unless exercised within a specified period,

•	in the event of a consolidation, merger, combination, reorganization or similar transaction under the terms of which holders of the Common Stock of the Company will receive a cash payment per share surrendered in the transaction, making or providing for an equivalent cash payment in exchange for the termination of such awards, or

•	providing that all or any outstanding awards shall become vested or exercisable in full or in part at or immediately prior to such event.

In 2005, the Board adopted a Change in Control Severance Benefit Plan (the “Severance Plan”), which provided, among other things, that all outstanding awards shall become vested and exercisable in full upon a change in control of the Company (a “Single Trigger Acceleration”). In July 2006, the Board amended the Severance Plan to provide that, upon a termination of employment following a change in control, all outstanding awards shall become vested and exercisable in full (a “Double Trigger Acceleration”). In April 2007, the Compensation Committee recommended and the Board adopted revised stock option agreements, restricted stock agreements and restricted stock unit agreements for all awards made in March 2007 and thereafter that provide for Double Trigger Acceleration. This action did not alter awards before March 2007.

Changes to Incumbent Board.  The Board or its designee may also provide for the accelerated vesting or exercisability of an award under the 2005 Plan (including the lapse of any reacquisition or repurchase rights in favor of the Company) upon the occurrence of a change in the incumbent board (as defined below) in an option agreement or other stock award agreement at the time of grant of the award, or at any time thereafter. A “change in the incumbent board” is deemed to occur if the existing members of the Board on the date the 2005 Plan is initially adopted by the Board cease to constitute at least a majority of the members of the Board, with certain exceptions. In that regard, any person that becomes a new Board member after the adoption of the 2005 Plan shall be deemed a member of the incumbent board for this purpose if his or her election or appointment was approved or recommended by a majority vote of the members of the existing incumbent board who are then still in office.

Tax Matters

Incentive Stock Options.  In general, taxable income is recognized with respect to an ISO only upon the sale of Common Stock acquired through the exercise of the ISO (“ISO Stock”) and not in connection with the grant or exercise of such ISO. However, the exercise of an ISO may subject the recipient to the alternative minimum tax. The tax consequences of selling ISO Stock will vary with the length of time that the recipient has owned the ISO Stock at the time it is sold. If the recipient sells ISO Stock after having owned it for the greater of (a) two years from the date the option was granted, and (b) one year from the date the option was exercised, then the recipient will recognize a long-term capital gain in an amount equal to the excess of the amount realized by the recipient on the sale price of the ISO Stock over the exercise price. If the recipient sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the grant date and one year from the exercise date (a “Disqualifying Disposition”), then all or a portion of the gain recognized by the recipient will be ordinary compensation income and the remaining gain, if any, will be a capital gain. Any capital gain realized by the recipient from the sale of ISO Stock will be a long-term capital gain if the recipient has held the ISO Stock for more than one year prior to the date of sale. If a recipient sells ISO Stock for less than the exercise price, then the recipient will recognize a capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the recipient has held the ISO Stock for more than one year to the date of sale.

Nonstatutory Stock Options.  As with ISOs, the grant of NSOs with an exercise price per share that is at least equal to the Fair Market Value of a share of Common Stock on the date of grant does not result in the recognition of taxable income to the recipient. The exercise of an NSO results in the recognition of ordinary income to the recipient in the amount by which the fair market value of the Common Stock acquired through the exercise of the NSO (“NSO Stock”) on the exercise date exceeds the exercise price. Because of this tax consequence, NSOs are typically exercised simultaneously with the sale of the NSO Stock. If the NSO stock is not sold upon exercise, the recipient acquires a tax basis in the NSO Stock equal to the effective fair market value of the stock on the day of exercise (i.e., the exercise price plus any income recognized upon the exercise of the option). The sale of NSO Stock generally will result in the recognition of a capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the recipient’s tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the recipient has held the NSO Stock for more than one year prior to the date of the sale and any such capital gain may be eligible for the lower capital gains rate if held for more than a year.

Notwithstanding the above, in the case of an award of an in-the-money NSO (i.e., an NSO with a below-Fair Market Value exercise price on the date of grant), this will be deemed to result in a deferral of compensation for purposes of Section 409A of the Code. Non-compliance with Section 409A can result in the imposition of income tax and penalties on a recipient at the time of grant of the option or upon later vesting.

Federal Income Tax Consequences to the Company in connection with Stock Options.  The grant and exercise of ISOs and NSOs generally have no direct tax consequences to the Company. The Company generally will be entitled to a compensation deduction with respect to any ordinary income recognized by a recipient, including income that results from the exercise of a NSO or a Disqualifying Disposition of an ISO. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company has a statutory obligation to withhold appropriate income taxes from the ordinary income that is realized from the exercise of NSOs by employees.

Restricted Stock Awards and Stock Bonuses.  Restricted stock awards and stock bonuses granted under the 2005 Plan generally have the following federal income tax consequences.

Upon acquisition of the stock, the recipient normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s Fair Market Value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax-reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to recipients who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR the Fair Market Value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the SAR or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

Notwithstanding the above, a SAR is considered deferred compensation for purposes of Section 409A of the Code unless the following criteria are met: (1) the SAR can be settled only in stock of the recipient, (2) the stock underlying the SAR is publicly traded on an established securities market, (3) the recipient cannot elect upon exercise of the SAR to defer payout of the stock to a later date, and (4) the SAR pays only the excess in value of the underlying stock on the exercise date over the value of such stock on the grant date. Non-compliance with Section 409A can result in the imposition of income tax and penalties on a recipient at the time of grant of the SAR or upon later vesting.

Restricted Stock Units.  A recipient does not have taxable ordinary income upon the grant of a restricted stock unit. Ordinary income arises on the actual or constructive receipt of the restricted stock underlying the units (or upon receipt of cash, if the restricted stock unit is settled in cash), which generally occurs when the restricted stock units vest. The Board may permit deferral of the payout of the restricted stock or cash to a date beyond the vesting date, in which case the recognition of ordinary income is delayed until the date of receipt (assuming that Section 409A of the Code does not require earlier recognition of income).

Section 409A of the Code provides that a restricted stock unit does not result in the deferral of compensation if the stock must be issued shortly after vesting occurs. If the recipient has the right to elect to defer payout of the stock to a future taxable year, this will be considered a deferred compensation arrangement under Section 409A. Non-compliance with Section 409A can result in the imposition of income tax and penalties on a recipient at the time of grant of the restricted stock unit or upon later vesting.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and SARs will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the Fair Market Value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

The foregoing is only a summary of the effect of federal income taxation upon the recipient and the Company with respect to awards granted under the 2005 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the event of a recipient’s death or the income tax laws of the municipality, state or foreign country under which the recipient’s income may be taxable.

New Plan Benefits

Awards of stock options, restricted stock, restricted stock units and SARs made to eligible participants under the 2005 Plan are subject to the discretion of the Board, upon recommendation by the Compensation Committee and, therefore, are not determinable at this time. In addition, Mr. Lambert was granted 100,000 shares of Restricted Stock Units, which grant is subject to the approval of the amendment to the 2005 Plan.

Each grant of an ISO under the 2005 Plan will be made at Fair Market Value on the date of grant; the Company expects that each grant other than for ISOs will be made with an exercise price at or near the Fair Market Value of the Company’s Common Stock on the day of grant. Prices and consideration for restricted stock awards, restricted stock units and SARs under the 2005 Plan will be as determined by the Board. The value of each such grant and award may depend on the market value of the Company’s Common Stock on the day of exercise and therefore cannot be determined or estimated at this time. The market value of the Company’s Common Stock on April 23, 2007 was $3.46 per share.

Approval of the amendment to the 2005 Plan to increase the number of shares reserved for issuance under such plan by 3,000,0000 shares requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Abstentions and broker non-votes will not be counted as shares voting on such matter and accordingly will have no effect on the approval of this Proposal II.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
ADOPTION OF THE AMENDMENT TO THE 2005 STOCK INCENTIVE PLAN TO INCREASE
THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2007 with respect to the beneficial ownership of shares of our Common Stock by (i) each person (including any group) known to the Company to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) the directors of the Company and nominees, (iii) the Named Executive Officers of the Company as identified in the “Summary Compensation Table” below, and (iv) all current directors and executive officers of the Company as a group.

	Shares of		Percent
	Common Stock		of Class
Name and Address of Beneficial Owner	Beneficially Owned (1)		Outstanding

OppenheimerFunds, Inc. Two World Financial Center 225 Liberty Street, 11th Floor New York, NY 10281-1008	6,028,203	(2)	11.4%

Prospect Venture Partners III, L.P. c/o Prospect Venture Partners 435 Tasso Street, Suite 200 Palo Alto, California 94301	3,116,637	(3)	5.0%

Directors, Nominees and Executive Officers

John Lambert	—		0%
Gary C. Evans	1,189,900	(4)	1.9%
John O. Marsh, Jr.	148,500	(5)	*
Michael A. McManus, Jr.	192,500	(6)	*
Thomas P. Monath, M.D.	2,873,563	(7)	4.6%
Denis M. O’Donnell, M.D.	615,964	(8)	1.0%
Rahul Singhvi, Sc.D., M.B.A.	777,117	(9)	1.2%
James B. Tananbaum, M.D.	3,116,637	(10)	5.0%
Jeffrey W. Church	25,000	(11)	*
Dennis W. Genge	345,185	(12)	*
Patricia Hall	4,505	(13)	*
Raymond J. Hage, Jr.	339,702	(14)	*
Stephen I. Bandak	11,261	(15)	*
Rick A. Bright, Ph.D.	70,000	(16)	*
Gale E. Smith, Ph.D.	297,118	(17)	*
All current directors and executive officers as a group (11 persons)	9,030,037	(18)(19)	14.2%

*	Percentage is less than 1% of the total number of outstanding shares of the Company’s Common Stock.

(1)	Unless otherwise indicated, each party named in the table has sole voting and investment power over the shares beneficially owned. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of March 31, 2007 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. The address of each director, nominee and Named Executive Officer of the Company is c/o Novavax, Inc., 9920 Belward Campus Drive, Rockville, Maryland 20850.

(2)	As reported by OppenheimerFunds, Inc. (“Oppenheimer”) on Schedule 13G as filed on February 6, 2007. Oppenheimer disclaims beneficial ownership of such shares pursuant to Rule 13d-4 of the Exchange Act. 6,009,083 shares owned jointly with Oppenheimer Global Opportunities Fund (the “Fund”). The address of the Fund is 6803 S. Tucson Way, Centennial, CO 80112.

(3)	As reported by Prospect Venture Partners III, L.P. on Schedule 13G as filed on February 12, 2007.

(4)	Includes 352,500 shares of Common Stock issuable upon the exercise of options. Also includes 24,100 shares owned of record by Mr. Evans as trustee of the Evans 1997 Trust. Mr. Evans disclaims control or beneficial ownership of the shares held by the Evans 1997 Trust.

(5)	Includes 112,500 shares of Common Stock issuable upon the exercise of options.

(6)	Includes 132,500 shares of Common Stock issuable upon the exercise of options.

(7)	Consists of shares owned by the Pandemic and BioDefense Fund, a fund of Kleiner Perkins Caufield & Byers, of which Dr. Monath is a partner of the Pandemic and BioDefense Fund. Dr. Monath disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8)	Includes 394,469 shares of Common Stock issuable upon the exercise of options and 2,000 shares owned of record by Dr. O’Donnell as custodian for the benefit of his minor children. Dr. O’Donnell has pledged 166,667 shares of Common Stock to the Company. Dr. O’Donnell resigned from the Board of Directors of the Company in March 2007.

(9)	Includes 568,333 shares of Common Stock issuable upon the exercise of options and 139,888 shares of restricted stock, of which 11,262 shares are fully vested.

(10)	Consists of shares owned by Prospect Venture Partners III, L.P., of which Dr. Tananbaum is Managing Member of the general partner. Dr. Tananbaum disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(11)	Consists of 25,000 shares of restricted stock, of which no shares are vested.

(12)	Includes 280,001 shares of Common Stock issuable upon the exercise of options and 22,522 shares of restricted stock, of which 11,261 shares are fully vested. Mr. Genge’s employment terminated in May 2006.

(13)	Includes shares of restricted stock which vested in 2006. Ms. Hall was appointed as the Company’s Chief Accounting Officer on May 23, 2006. Ms. Hall resigned as the Company’s Controller and Chief Accounting Officer on November 17, 2006.

(14)	Includes 225,668 shares of Common Stock issuable upon the exercise of options and 72,522 shares of restricted stock, of which 11,261 shares are fully vested.

(15)	Includes shares of restricted stock which vested in 2006. Dr. Bandak resigned as the Company’s Vice President, Medical Affairs on July 31, 2006.

(16)	Includes 40,000 shares of Common Stock issuable upon the exercise of options and 20,000 shares of restricted stock, of which no shares are vested.

(17)	Includes 213,334 shares of Common Stock issuable upon the exercise of options and 55,855 shares of restricted stock, of which 11,261 shares are fully vested.

(18)	Includes 1,644,835 shares of Common Stock issuable upon the exercise of options.

(19)	Includes 278,782 shares of unvested restricted stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides the Company’s equity compensation plan information as of December 31, 2006. Under these plans, the Company’s Common Stock may be issued upon the exercise of options. See also the information regarding stock options in Note 9 to the Company’s consolidated financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Under Equity
	to be Issued	Weighted-Average	Compensation Plans
	Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	Reflected in Column
	Warrants and Rights	Warrants and Rights	(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	5,711,919	$3.83	1,002,450
Equity compensation plans not approved by security holders	—	—	—

(1)	Includes the Company’s 2005 Stock Incentive Plan, 1995 Stock Option Plan and 1995 Director Stock Option Plan.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee (the “Committee”) is appointed by the Board of Directors of the Company to assist the Board with its responsibilities relating to the compensation of the Company’s employees, officers and directors and the development and administration of the Company’s compensation plans. The goal of the Committee is to support the development of compensation programs that achieve the strategic goals and objectives of the Company, attract, motivate and retain key executives critical to the success of the Company, and align executive officers’ interests with the success of the Company, while continuing to create shareholder value. Throughout this proxy statement, the individuals who served as our President and Chief Executive Officer, and Chief Financial Officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table, are referred to as the “executive officers.”

Philosophy & Objectives

The philosophy underlying the Company’s compensation program is to be both market competitive and internally equitable, such that individuals are compensated at a level commensurate with their industry colleagues outside the Company in comparable positions and fairly when compared to their colleagues within the Company. The Compensation Committee’s overall goals with respect to executive officers are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability, performance, and potential, and to establish and maintain an appropriate relationship between executive compensation and the creation of shareholder value.

The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of established annual and long-term goals and objectives, and provides an incentive for retention.

To this end, the three compensation elements used for executive officers in 2006 were base salary, cash bonus, and equity awards. The Compensation Committee believes that these three elements are the most effective combination in motivating and retaining the officers at this stage in our development.

Base Salary.  The Compensation Committee’s philosophy is to maintain base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve our goals over the long term. Each individual’s base salary is determined by the Compensation Committee after considering a variety of factors that include market value and prospective value to us, including the knowledge, experience, and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may, considering the advice of our management, change the salary of an individual on the basis of its judgment for any reason, including our performance or that of the individual, changes in responsibility, and changes in the market for executives with similar credentials.

Cash Bonus.  The purpose of the cash bonus program for executive officers is to motivate and reward the achievement of specific preset corporate goals, agreed to in advance by the Board of Directors, along with the achievement of individual performance goals. Achievement of established goals at the end of the measurement period is agreed upon by the Executive Committee, which for 2006 consisted of the Chief Executive Officer, Chief Financial Officer, Senior Vice President, Commercial Operations, Chief Medical Officer and Senior Director, Human Resources and the Board of Directors. Target cash bonuses for executive officers are set based upon analysis of competitive data and individual goals.

Stock Incentive Awards.  Stock incentive awards are a fundamental element in our executive compensation program because they emphasize our long-term performance, as measured by creation of stockholder value, and foster a commonality of interest between stockholders and our company leaders. In addition, they are crucial to a competitive compensation program for executive officers, and they act as a powerful retention tool. The Compensation Committee views the organization as still facing significant risk, but with the potential for a high upside, and therefore believes that stock incentive awards are appropriate for executive officers.

Setting Officer Compensation

Compensation packages for executive officers are analyzed and discussed individually at the Committee’s first meeting of the year. Prior to that meeting, the Company’s human resources team performs an analysis, considering the goals of market competitiveness and internal equity and for each executive officer position within the Company benchmarking current compensation against the 50th percentile of salary survey data. At this and subsequent meetings, the Committee may request additional information from the human resources team. Once the Committee has obtained all of the information it deems necessary, it forms and approves recommendations for the full Board of Directors. These recommendations are then presented to the Board of Directors. No adjustment is made if the individual did not receive the minimum required performance rating in his or her annual performance appraisal.

Specifically, for the President and Chief Executive Officer, additional relevant market data is gathered to ensure the compensation decisions reflect both market competitiveness and internal equity. The Compensation Committee chose seven biopharmaceutical companies for 2006. Inclusion in the peer company group was based on vaccine business focus, competition for talent, and size (market capitalization). The peer companies are listed below:

Market Capitalization
Vaccine Companies	@ February 23, 2007

Avant	$109.8M
Coley Pharmaceutical Group	$257.1M
Dynavax Technologies	$208.7M
Generex Biotechnology	$207.7M
GenVec	$241.5M
Iomai Corp	$110.6M
Vical	$208.5M

Three cuts of the data were provided for the full peer group. The analyses included: (i) base salary as of December 31, 2005, (ii) actual 2005 bonus; and (iii) 2005 equity award. Peer group data were based on information contained in proxy statements filed by the peer group companies in 2006. The data was supplemented by data from the 2006 Global Life Sciences Salary Survey — Executive Survey Results.

Once the Compensation Committee has reviewed this analysis, there is a separate meeting of the full Board of Directors to discuss and approve the recommendations of the Compensation Committee. There is no pre-established policy or target for the allocation between cash and equity compensation. Rather, the Compensation Committee reviews information provided by the human resources team to determine the appropriate level and mix of incentive compensation.

2006 Compensation Elements

Base Salary.  Each year, salary levels are benchmarked to the Global Life Sciences Salary Survey — Executive Survey Results. The base salary information which is provided as of mid-April of the previous year (2005) is adjusted to reflect current market conditions, making the data competitive for the following year (2006). Annual performance evaluations are conducted for each executive officer assessing their performance against their job responsibilities and management skills. The overall performance ratings of the executive officers are included with the overall performance ratings of all of the employees, in order to create a merit matrix for awarding 2006 merit increases. As a result of the distribution of ratings, the merit increases for employees in 2006 were: 6.4%, 5.0% and 3.2% for overall performance ratings of Outstanding, Exceeds Expectations and Meets Expectations. Executive officers whose performance was not at least Meets Expectations did not receive a merit increase. Dr. Singhvi received an additional market salary adjustment in 2006 bringing his overall increase in base salary to 16.6%.

Cash Bonus.  In determining bonuses payable under the cash bonus program for 2006 performance, the Compensation Committee considered the senior management team’s achievement of approved corporate goals and each executive officer’s performance on their individual goals. The corporate portion of the cash bonus for 2006 was based on specific objectives relating to the following goals:

•	Strengthening the management and scientific team

•	Obtaining global validation of H5N1 VLP vaccine in Phase 1 clinical trials

•	Ensuring value capture for flu VLP vaccines

•	Building the Novavax pipeline

•	Demonstrating utility of Novasomes as a competitive adjuvant

•	Improving operations, management and corporate planning

•	Generating cash revenues of $7 million and strengthening the Company

In establishing guidelines for administering the cash bonus program for 2006 performance, the Board of Directors approved the following criteria:

•	the Company was required to accomplish a minimum of 75% of the 2006 Company objectives;

•	each level in the organization was assigned a percentage weighting for attaining Company versus individual objectives. Set forth below are percentage weighting assigned to the CEO and vice presidents:

Position	Company/Individual Weighting

CEO	100% (only Company performance based)
Vice Presidents	80%/20%

The Committee would review the extent to which the Company accomplished the 2006 objectives as well as the extent to which the individuals achieved their individual objectives and, if at least 75% of the Company objectives were met, set maximum bonus award amounts payable based on that review; and

•	executive officers were required to achieve an overall performance rating of “Meets Expectations” or better (the Company’s performance rating system includes the following ratings: Outstanding, Exceeds Expectations, Meets Expectations, Improvement Needed and Marginal) to receive all or a portion of their maximum bonus payment.

Based upon the Company’s 2006 performance in relation to the specific objectives as well as the achievement of individual goals, the Compensation Committee determined that the maximum bonus award would be at 90% of bonus targets. For executive officers other than the CEO, once Compensation Committee set the maximum bonus award, a multiplier was applied based upon the executive officer’s overall individual performance rating to determine the bonus award payable. Specifically, multipliers of 100%, 90% and 80% were applied based upon overall performance ratings of Exceeds Expectations, Exceeds Expectations/Meets Expectations and Meets Expectations. In addition, on the recommendation of the President and Chief Executive Officer, the Compensation Committee further adjusted the bonus awards made to Dr. Gale Smith and Dr. Rick Bright. In further adjusting the bonus award for Dr. Singhvi, the Board of Directors took into consideration such factors as: the market expectations, the performance of the company’s stock price and the growth stage of the company. For executive officers who were not with the Company for the full year, the bonus award was pro-rated based upon the executive officers’ date of hire. Executive officers who left the Company before the bonus targets were determined, did not receive a bonus award for 2006 performance. The bonus targets for each of the executive officers was determined based upon reviewing data from the Global Life Sciences Salary Survey — Executive Survey Results and comparator companies from which Novavax, Inc. attracts executive talent. Bonus targets ranged from 100% for the President and Chief Executive Officer to 20% for the Controller and Chief Accounting Officer. The bonus awards of the executive officers are reported in the Summary Compensation Table.

Stock Incentive Awards.  Stock incentive awards may include stock options, stock appreciation rights, restricted or unrestricted stock awards, stock-equivalent units, and any other stock-based awards under Section 162(m) of the Internal Revenue Code, and are intended to provide the most meaningful component of executive compensation. They provide compensation in a manner that is intrinsically related to long-term stockholder value because they are linked to the value of our Common Stock. Historically, we have relied solely on stock options as a means of providing equity incentives for our executives. However, our 2005 Plan enables the grant of all of the forms of equity-based compensation referred to above. More recently, we have also awarded restricted stock and stock units to executive officers and to our new Chairman of the Board.

For 2006, in determining the size of the option awards to the executive officers, the Compensation Committee considered company performance, the individual’s scope of responsibility and continuing performance. Based upon these factors, the Compensation Committee recommended approval of stock awards based upon approved guidelines established for awarding discretionary, ongoing equity awards.

For 2007, in determining the size of option awards to the executive officers, the Compensation Committee considers company performance, competitive data, and the individual’s scope of responsibility and continuing performance. Most importantly, since the stock options are meant to be a retention tool, the Compensation Committee considered the importance to stockholders of that person’s continued service with the Company. As a result of this review, the Compensation Committee applied a model whereby the size of the stock option award was equal to the amount of vested options and/or shares of restricted stock from the individual’s initial equity award.

Options are granted at no less than 100% of the fair market value on the date of grant, and vest over the first three years of the ten-year option term.

The 2005 Stock Incentive Plan gave the Company the ability to award shares of restricted stock. In general, awards of restricted stock made in 2005, 2006 and 2007 were utilized as a tool to attract and hire top talent and were primarily awarded at the time of the initial equity award. Since the beginning of 2006, other than restricted stock awards for new hires, Dr. Singhvi was the only executive officer to receive an award of shares of restricted stock as a discretionary, ongoing award. This award was based upon his accomplishments during the first six months that he served as the Company’s President and Chief Executive Officer.

Change in Control Severance Plan

In 2005, the Company adopted the Change in Control Severance Plan. For a full description of all benefits available under the Change in Control Severance Plan, see “Termination upon Change in Control” on page 35. The benefits available under the Change in Control Severance Plan were set to be competitive with change in control benefits generally offered to similarly situated executives in the Company’s industry.

Timing of Annual Awards

In order to assess the performance of a full calendar year, annual awards are distributed in February or March of the following year. Salary increases for 2006 were effective on April 1, 2006. Bonus awards for 2006 performance were paid on March 13, 2007. Stock option awards for executive officers were effective on the date of approval by the Compensation Committee and the Board of Directors, which for 2006 was February 17, 2006. Other than in the case of new hires, stock option awards are normally granted at the Compensation Committee meeting that occurs in conjunction with the regularly scheduled Board of Directors meeting during the first quarter of the calendar year.

Compensation for Newly Hired Executive Officers

When determining compensation for a new executive officer, factors taken into consideration are the individual’s skills, background and experience, the individual’s potential impact on our short-and long-term success, and competitive data from both the list of peer companies and industry-specific published surveys, and data collected from executive search consultants and prospective candidates during the recruitment process.

In addition, we make a grant of stock options when an executive officer joins us and may, at our discretion, also grant restricted stock upon hire. Options are granted at no less than 100% of the fair market value on the date of grant. Options are granted on the later of: (i) the date on which the executive officer commences employment or (ii) the date that the Board of Directors approve such option grants. In 2006, we provided a stock option grant of 200,000 options and 25,000 shares of restricted stock to the Company’s new Vice President, Chief Financial Officer and Treasurer upon his arrival. Mr. Church resigned from the Company effective April 20, 2007, at which time none of his equity awards had vested and he was obligated to repay his $10,000 sign-on bonus.

Chief Executive Officer’s Compensation

Dr. Singhvi’s base salary was set at $350,000 for 2006, and he received a grant of 100,000 stock options and 50,000 shares of restricted stock. His bonus for 2006 performance was $100,000. The Compensation Committee determined Dr. Singhvi’s compensation awards after considering a variety of factors, including the Company’s performance, Dr. Singhvi’s performance, his level of responsibility within the company and industry surveys.

Perquisites and Other Personal Benefits

We provide certain executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program and with competitive practice in our industry. In 2006, benefits included a relocation package for Dr. Singhvi and Mr. Hage related to the Company’s move from Malvern, Pennsylvania to Rockville, Maryland totaling $200,000 and $100,000, respectively. In addition, in 2006, Dr. Singhvi was reimbursed for relocation expenses totaling $85,754. In 2004, in connection with his joining the Company, Dr. Singhvi received a signing bonus of $55,000, which was designed to reimburse Dr. Singhvi for education costs paid by a previous employer which had become Dr. Singhvi’s responsibility in connection with his leaving that employer. The amount of such bonus amortized in 2006 for accounting purposes is reflected in the Summary Compensation Table. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits to our executive officers.

Tax and Accounting Implications

Compensation Deduction Limit.  As part of its role, the Compensation Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct non-performance-based compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee has considered the $1,000,000 limit for federal income tax purposes on deductible executive compensation that is not performance-based and believes that the compensation paid is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for the Company’s executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

John O. Marsh, Chairman
Thomas P. Monath
James B. Tananbaum

This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned during the fiscal year ended December 31, 2006 by the Company’s Chief Executive Officer, each person who served as the Chief Financial Officer during 2006, and the three other most highly compensated individuals serving as executive officers on December 31, 2006 and one individual who would have been one of the three most highly compensated executives except that he was not an executive officer on December 31, 2006 (collectively, the “Named Executive Officers”):

							(5)
							Non-Equity
		(1)	(2)		(3)	(4)	Incentive Plan	All Other
		Salary	Bonus		Stock Awards	Option Awards	Compensation	Compensation
Name and Principal Position	Year	($)	($)		($)	($)	($)	($)		Total

Rahul Singhvi, Sc.D., M.B.A.	2006	$337,510	$—		$201,319	$418,027	$100,000	$117,409	(12)	$1,174,265
President and Chief Executive Officer

Jeffrey W. Church(6)	2006	79,939	10,000	(11)	—	111,244	23,022	—		224,205
Vice President, CFO, Treasurer and Secretary

Dennis W. Genge(7)	2006	81,418	—		211,818	49,231	—	1,593	(13)	344,060
Former Vice President, Treasurer and CFO

Patricia Hall(8)	2006	130,297	—		27,028	29,413	—	2,336	(14)	189,074
Former Controller and Chief Accounting Officer

Raymond J. Hage, Jr.	2006	225,286	—		147,818	183,393	81,103	2,632	(15)	640,232
Sr. Vice President, Commercial Operations

Stephen I. Bandak(9)	2006	137,443	—		121,069	175,058	—	61,169	(16)	494,739
Former Vice President, Medical Affairs

Gale E. Smith, Ph.D.	2006	186,766	—		121,069	158,885	18,000	4,531	(17)	489,251
Vice President of Vaccine Development

Rick A. Bright, Ph.D.(10)	2006	161,423	25,000	(11)	—	131,293	30,000	26,359	(18)	374,075
Vice President of Global Influenza Programs

(1)	Includes amounts earned but deferred at the election of the Named Executive Officer, such as salary deferrals under the Company’s 401-K plan established under Section 401(k) of the Internal Revenue Code.

(2)	Performance-based bonuses are generally paid under the Company’s cash bonus program and reported as Non-Equity Incentive Plan Compensation. Except as otherwise noted, amounts reported as Bonus represent discretionary bonuses awarded by the Compensation Committee in addition to any amount earned under the cash bonus program.

(3)	Reflects the dollar amount recognized for financial reporting purposes in accordance with FAS 123(R) and thus may include amounts from stock awards granted in and prior to 2006. Expense recognized for financial reporting purposes equals the number of shares attributable to 2006 service multiplied by the fair value per share of the stock award as of the date of grant. Assumptions used in the calculation of this amount for years ended December 31, 2004, 2005 and 2006 are included in Note 9 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(4)	Reflects the dollar amount recognized for financial reporting purposes in accordance with FAS 123(R) and thus may include amounts from option awards granted in and prior to 2006. Expense recognized for financial reporting purposes equals the number of shares attributable to 2006 service multiplied by the fair value per share of the stock award as of the date of grant. Assumptions used in the calculation of this amount for years ended December 31, 2004, 2005 and 2006 are included in Note 9 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(5)	Represents bonus amounts earned in 2006 under the Company’s cash bonus program. For a description of the cash bonus program, see page 24 of the Compensation Discussion and Analysis.

(6)	Mr. Church was appointed as the Company’s Vice President, Chief Financial Officer and Treasurer on September 5, 2006. On October 19, 2006, he was appointed as the Company’s Corporate Secretary. Mr. Church resigned from the Company effective April 20, 2007.

(7)	Mr. Genge resigned as the Company’s Vice President, Treasurer and Chief Financial Officer on May 15, 2006.

(8)	Ms. Hall was appointed as the Company’s Chief Accounting Officer on May 23, 2006. Ms. Hall resigned as the Company’s Controller and Chief Accounting Officer on November 17, 2006.

(9)	Dr. Bandak resigned as the Company’s Vice President, Medical Affairs on July 31, 2006.

(10)	Dr. Bright was appointed as the Company’s Vice President, Vaccine Research on February 2, 2006. On October 19, 2006, Dr. Bright was appointed Vice President, Global Influenza Programs.

(11)	Represents a sign-on bonus paid to the Named Executive Officer upon the start of employment with the Company, which was repaid upon his termination of employment.

(12)	Represents payment of insurance premiums of $420; Company contributions to a 401(K) plan account for the executive of $3,750; reimbursement of relocation expenses of $85,754; and $27,485 which represents the amount of a $54,000 signing bonus received by Dr. Singhvi upon joining the Company in 2005 that was amortized in 2006 for accounting purposes. The signing bonus was designed to reimburse Dr. Singhvi for education costs paid by a previous employer, which had become Dr. Singhvi’s responsibility in connection with his leaving that employer.

(13)	Represents payment of insurance premiums of $372 and Company contributions to a 401(K) plan account for the executive of $1,221.

(14)	Represents payment of insurance premiums of $382 and Company contributions to a 401(K) plan account for the executive of $1,954.

(15)	Represents payment of insurance premiums of $378 and Company contributions to a 401(K) plan account for the executive of $2,254.

(16)	Represents payment of insurance premiums of $1,053; Company contributions to a 401(K) plan account for the executive of $2,062; and severance payments (3 months) of $58,054.

(17)	Represents payment of insurance premiums of $1,692 and Company contributions to a 401(K) plan account for the executive of $2,839.

(18)	Represents payment of insurance premiums of $248; Company contributions to a 401(K) plan account for the executive of $1,437; and reimbursement of relocation expenses of $24,674.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information with respect to option awards and other plan-based awards granted during the fiscal year ended December 31, 2006 to the Company’s Named Executive Officers:

	Estimated Future				All Other	All Other	Exercise	Grant Date
	Payout				Stock	Option	or	Fair
	Under				Awards:	Awards:	Base	Value of
	Non-Equity Incentive				Number of	Number of	Price of	Stock and
	Plan Awards(1)				Shares of	Securities	Option	Option
	Threshold	Target	Maximum	Grant	Stock or	Underlying	Award ($)	Awards ($)
Name	$	$	$	Date	Units (#)	Options (#)	(2)	(3)
Rahul Singhvi, Sc.D., M.B.A.	245,000	350,000	385,000
				2/17/2006	50,000		—	230,000
				2/17/2006		100,000	4.60	300,010
Jeffrey W. Church(4)	68,600	98,000	107,800
				9/5/2006	25,000		—	103,250
				9/5/2006		200,000	4.13	564,520
Dennis W. Genge	32,697	46,710	51,381
				2/17/2006	25,000		—	115,000
Patricia Hall	19,684	28,120	30,932
				2/17/2006		10,000	4.60	30,001
Raymond J. Hage, Jr.	63,560	90,800	99,880
				2/17/2006		50,000	4.60	150,005
Stephan I. Bandak	40,638	58,055	63,860
				2/17/2006		40,000	4.60	120,004
Gale E. Smith, Ph.D.	33,075	47,250	51,975
				2/17/2006		40,000	4.60	120,004
Rick A. Bright, Ph.D.(5)	31,500	45,000	49,000
				2/1/2006	30,000		—	128,400
				2/1/2006		80,000	4.28	222,800

(1)	The amounts reflect the minimum payment level under the cash bonus program which is 70% of the target amount. The maximum amount is 110% of the target amount. The target amount is based on the individual’s current salary and represents 100% of Dr. Signhvi’s base salary; represents 40% of the base salary of Messrs. Church and Hage; represents 25% of the base salary for Mr. Genge and Drs. Bandak, Smith and Bright and represents 20% of the base salary for Ms. Hall. Bonus awards are prorated if an individual joins the Company during the fiscal year and are not paid if an individual leaves the Company before the end of the fiscal year.

(2)	Options granted have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant which, under the Company’s 2005 Stock Incentive Plan, is equal to the closing price on the NASDAQ Global Market on the date of grant.

(3)	Reflects the dollar amount the Company would expense in its financial statement over the award vesting schedule recognized for financial reporting purposes in accordance with FAS 123(R). Assumptions used in the calculation of this amount are included in Note 9 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(4)	Upon his employment with the Company, Mr. Church was granted (i) options to purchase 200,000 shares of the Company’s Common Stock with a grant price equal to $4.13, the closing price of the Company’s Common Stock on the NASDAQ Global Market on the grant date and (ii) 25,000 shares of restricted stock.

(5)	Upon his employment with the Company, Dr. Bright was granted (i) options to purchase 80,000 shares of the Company’s Common Stock with a grant price equal to $4.28, the closing price of the Company’s Common Stock on the NASDAQ Global Market on the grant date and (ii) 30,000 shares of restricted stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to the Company’s Named Executive Officers as of December 31, 2006:

		Option Awards						Stock Awards
		Number of	Number of	Number of				Number of	Market Value
		Securities	Securities	Securities				Shares or	of Shares
		Underlying	Underlying	Underlying				Units of	Or Units of
		Unexercised	Unexercised	Unexercised	Option	Option		Stock That	Stock That
	Grant	Options (#)	Options (#)	Options (#)	Exercise	Expiration		Have Not	Have Not
Name	Date	Exercisable	Unexercisable	Unearned	Price	Date		Vested (#)	Vested ($)(6)

Rahul Singhvi	4/6/2004	56,667	28,333	—	6.18	4/6/2014	(1)
	2/24/2005	15,000	30,000	—	2.21	2/24/2015	(1)
	3/31/2005	16,667	33,333	—	1.41	3/31/2015	(1)
	5/4/2005	10,000	20,000	—	1.48	5/4/2015	(2)
								22,522	92,340	(5)
								83,333	341,665	(5)
	8/10/2005	50,000	100,000	—	0.74	8/10/2015	(2)
	8/26/2005	300,000	—	200,000	1.34	8/26/2015	(3)
	2/17/2006	50,000	—	50,000	4.60	2/17/2016	(4)	50,000	205,000	(5)

Jeffrey W. Church	9/5/2006	—	200,000	—	4.13	9/5/2016	(2)
								25,000	102,500	(5)

Dennis W. Genge(7)	10/9/2000	75,000	—	—	8.00	5/15/2008	(1)
	5/9/2001	75,000	—	—	8.80	5/15/2008	(1)
	5/7/2003	40,000	—	—	4.05	5/15/2008	(1)
	3/9/2004	33,333	16,667	—	5.95	5/15/2008	(1)
	2/24/2005	8,334	16,666	—	2.21	5/15/2008	(1)
	3/14/2005	3,334	6,666	—	2.09	5/15/2008	(2)
	5/4/2005	8,334	16,666	—	1.48	5/15/2008	(2)
								22,522	92,340	(5)

Patricia Hall(8)		—	—	—				—	$—

Raymond J. Hage, Jr.	1/15/2004	33,334	16,666	—	6.00	1/15/2014	(1)
	3/9/2004	16,667	8,333	—	5.95	3/9/2014	(1)
	2/24/2005	15,000	30,000	—	2.21	2/24/2015	(1)
	5/4/2005	8,334	16,666	—	1.48	5/4/2015	(2)
								22,522	92,340	(5)
								50,000	205,000	(5)
	8/10/2005	33,334	66,666	—	0.74	8/10/2015	(2)
	8/26/2005	54,000	—	36,000	1.34	8/26/2015	(3)
	2/17/2006	—	50,000	—	4.60	2/17/2016	(2)

Stephen I. Bandak(9)		—	—	—				—	—

Gale E. Smith	1/15/2004	33,334	16,666	—	6.00	1/15/2014	(1)
	3/9/2004	16,667	8,333	—	5.95	3/9/2014	(1)
	2/24/2005	11,667	23,333	—	2.21	2/24/2015	(1)
	5/4/2005	8,336	16,664	—	1.48	5/4/2015	(2)
								22,522	92,340	(5)
								33,333	136,665	(5)
	8/10/2005	25,000	50,000	—	0.74	8/10/2015	(2)
	8/26/2005	60,000	—	40,000	1.34	8/26/2015	(3)
	2/17/2006	—	40,000	—	4.60	2/17/2016	(2)

Rick A. Bright	2/1/2006	40,000	—	40,000	4.28	2/1/2016	(4)
			—					30,000	123,000	(5)

(1)	These options were awarded under the Company’s 1995 Stock Incentive Plan and vest in 3 equal increments on the first 3 anniversaries of the date of grant.

(2)	These options were awarded under the Company’s 2005 Stock Incentive Plan and vest in 3 equal increments on the first 3 anniversaries of the date of grant.

(3)	These options were awarded under the Company’s 2005 Stock Incentive Plan and vest (i) with respect to 20% of the shares, when the market capitalization of the Company exceeded $150 million; (ii) with respect to 20% of the shares, when the market capitalization of the Company exceeded $250 million; (iii) with respect to 20% of the shares, when the market capitalization of the Company exceeded $350 million; (iv) with respect to 20% of the shares, when $35 million principal amount of convertible notes made by the Company in favor of certain institutional investors are redeemed or repaid in full; and (v) with respect to 20% of the shares, when a Change in Control occurs.

(4)	These options were awarded under the Company’s 2005 Stock Incentive Plan and vest (i) with respect to 25% of the shares, when the market capitalization of the Company exceeded $250 million; (ii) with respect to 25% of the shares, when the market capitalization of the Company exceeded $350 million; (iii) with respect to 25% of the shares, when $35 million principal amount of convertible notes made by the Company in favor of certain institutional investors are redeemed or repaid in full; and (iv) with respect to 25% of the shares, when a Change in Control occurs.

(5)	These restricted stock grants were awarded under the Company’s 2005 Stock Incentive Plan and vest in 3 equal increments on the first 3 anniversaries of the date of grant.

(6)	Based on the closing price of the Company’s Common Stock of $4.10 on the NASDAQ National Market System on December 29, 2006.

(7)	Mr. Genge resigned as Vice President, Treasurer and Chief Financial Officer of the Company on May 15, 2006. At that time, Mr. Genge entered into a consulting agreement with the Company. Mr. Genge’s option and restricted stock awards will continue to vest during his service as a consultant, in accordance with the provisions of the Company’s 2005 Stock Incentive Plan, and all vested options will not expire before May 15, 2008.

(8)	Ms. Hall resigned as Controller and Chief Accounting Officer of the Company on November 17, 2006. Ms. Hall exercised all vested and exercisable options prior to December 31, 2006. All unvested options (34,750) and restricted stock awards (9,009) were cancelled upon her date of resignation.

(9)	Dr. Bandak resigned as Vice President, Medical Affairs of the Company on July 31, 2006. Dr. Bandak exercised all vested and exercisable options prior to December 31, 2006. All unvested options (221,998) and restricted stock awards (72,523) were cancelled upon his date of resignation.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by the Company’s Named Executive Officers and vesting of the Company’s Common Stock held by them during the fiscal year ended December 31, 2006:

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares	Value
	Acquired	Value Realized	Acquired	Realized
	On	on	On	On
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(2)

Rahul Singhvi, Sc.D., M.B.A.	—	—	11,261	67,568
			41,667	133,751
Jeffrey W. Church	—	—	—	—
Dennis W. Genge	10,000	22,000	25,000	144,250
			11,261	67,568
Patricia Hall	20,250	37,725	4,505	27,028
Raymond J. Hage, Jr.	—	—	11,261	67,568
			25,000	80,250
Stephen Bandak	123,001	264,902	11,261	67,568
Gale Smith, Ph.D.	—	—	11,261	67,568
			16,667	53,501
Rick Bright, Ph.D.	—	—	—	—

(1)	Based on the difference between the market price of the Company’s Common Stock on the date of exercise and the exercise price.

(2)	Based on the market price for the Company’s Common Stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Termination without a Change in Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control.

Rahul Singhvi

The Company entered into an employment agreement with Dr. Singhvi in November 2005 pursuant to which he receives a base salary, initially $300,000, and currently $350,000, subject to annual performance reviews. In addition, he is entitled to receive a performance and incentive bonus in respect of his employment with the Company each year, payable the following year, in an amount to be determined by the Board, or any committee thereof authorized to make such determination, to be appropriate based on Dr. Singhvi’s and the Company’s achievement of certain specified goals, with a maximum bonus of 60% of his salary during 2005 and 100% of salary during 2006. The bonus is to be paid partly in cash and partly in shares of restricted stock in the discretion of the Board. Dr. Singhvi is also entitled to additional stock awards based upon performance and subject to the Board’s approval, reimbursement of reasonable expenses incurred by him in connection with the performance of his duties, and to participate in the Company’s Change of Control Severance Benefit Plan (discussed below).

Dr. Singhvi has agreed to maintain the confidentiality of the Company’s proprietary information, and that all work product discovered or developed by him in the course of his employment belongs to the Company. In addition, he has agreed not to compete with the Company, directly or indirectly, within the United States or interfere with or solicit the Company’s contractual relationships, in each case during the term of his employment and for a period of one year following the termination of his employment.

In the event of a termination without cause (as defined in the employment agreement) or Dr. Singhvi’s termination of his employment for good reason (as defined in the employment agreement) as of December 31, 2006, Dr. Singhvi would have been entitled to a lump-sum cash payment in an amount equal to 12 months of his then-effective salary or $350,000.

Jeffrey W. Church

The Company entered into an employment agreement with Mr. Church in August 2006 pursuant to which he receives an annual base salary of $245,000, subject to review by the Chief Executive Officer of the Company and the Board when compensation is reviewed after the completion of the audit with respect to 2006, and each year thereafter. In addition, he is entitled to receive a performance and incentive bonus in respect of his employment with the Company each year, payable the following year, in an amount to be determined by the President and Chief Executive Officer and Board (or any committee thereof authorized to make such determination) to be appropriate based on Mr. Church’s and the Company’s achievement of certain specified goals, with a maximum bonus of 40% of his salary during the year to which the bonus relates. The bonus is to be paid partly in cash and partly in shares of restricted Common Stock in the discretion of the Board. Mr. Church is also eligible to receive additional stock awards based upon performance and subject to approval of the President and Chief Executive Officer and the Board and is entitled to reimbursement of reasonable expenses incurred by him in connection with the performance of his duties, and to participate in the Company’s Change of Control Severance Benefit Plan.

Mr. Church has agreed to maintain the confidentiality of the Company’s proprietary information, and that all work product discovered or developed by him in the course of his employment belongs to the Company. In addition, he has agreed not to compete with the Company, directly or indirectly, within the United States or interfere with or solicit the Company’s contractual relationships, in each case during the term of his employment and for a period of six months following the termination of his employment.

In the event of a termination without cause (as defined in the employment agreement) or Mr. Church’s termination of his employment for good reason (as defined in the employment agreement) as of December 31, 2006,

Mr. Church would have been entitled to a lump-sum cash payment in an amount equal to six months of his then-effective salary or $122,500.

Raymond J. Hage, Jr.

The Company entered into an employment agreement with Mr. Hage in November 2005 pursuant to which he receives an annual base salary of $220,000, subject to review by the Chief Executive Officer of the Company and the Board when compensation is reviewed after the completion of the audit with respect to 2005, and each year thereafter. In addition, he is entitled to receive a performance and incentive bonus in respect of his employment with the Company each year, payable the following year, in an amount to be determined by the President and Chief Executive Officer and Board (or any committee thereof authorized to make such determination) to be appropriate based on Mr. Hage’s and the Company’s achievement of certain specified goals, with a maximum bonus of 40% of his salary during the year to which the bonus relates. The bonus is to be paid partly in cash and partly in shares of restricted Common Stock in the discretion of the Board. Mr. Hage is also eligible to receive additional stock awards based upon performance and subject to approval of the President and Chief Executive Officer and the Board and is entitled to reimbursement of reasonable expenses incurred by him in connection with the performance of his duties, and to participate in the Company’s Change of Control Severance Benefit Plan.

Mr. Hage has agreed to maintain the confidentiality of the Company’s proprietary information, and that all work product discovered or developed by him in the course of his employment belongs to the Company. In addition, he has agreed not to compete with the Company, directly or indirectly, within the United States or interfere with or solicit the Company’s contractual relationships, in each case during the term of his employment and for a period of six months following the termination of his employment.

In the event of a termination without cause (as defined in the employment agreement) or Mr. Hage’s termination of his employment for good reason (as defined in the employment agreement) as of December 31, 2006, Mr. Hage would have been entitled to a lump-sum cash payment in an amount equal to six months of his then-effective salary or $113,500.

Termination upon a Change of Control

On August 10, 2005, the Board of Directors adopted a Change of Control Severance Benefit Plan (the “Severance Plan”). The purpose of the Severance Plan is to provide severance pay and benefits to a select group of employees who terminate their employment with the Company following a change in control event, to provide such employees with an incentive to remain with the Company and consummate a strategic corporate sale or transaction that maximizes shareholder value.

Severance pay and benefits are triggered under the Severance Plan upon the involuntary termination of a participant’s employment for a reason other than “cause” or a participant’s voluntary resignation as a result of a “constructive termination,” within 24 months (in the case of the President and Chief Executive Officer); 18 months (in the case of the Chief Financial Officer); or 12 months (in the case of other participating employees) of a “change in control”, as each such term is defined in the Severance Plan.

In the event that pay and benefits are triggered, the President and Chief Executive Officer is entitled, among other things, to receive severance pay in an amount equal to 24 months’ base salary, payable in a lump-sum cash payment; the payment of premiums for health, dental and vision coverage under Company plans for a period of 24 months; a bonus of 100% of such executive’s target annual bonus award; and the vesting of all unvested stock option grants, exercisable within one year.

In the event that pay and benefits are triggered, the Chief Financial Officer is entitled, among other things, to receive severance pay in an amount equal to 18 months’ base salary, payable in a lump-sum cash payment; the payment of premiums for health, dental and vision coverage under Company plans for a period of 18 months; a bonus of 100% of such executive’s target annual bonus award; and the vesting of all unvested stock option grants, exercisable within one year.

Participating employees other than the President and Chief Executive Officer and the Chief Financial Officer are entitled, among other things, to receive severance pay in an amount equal to 12 months’ base salary, payable in a lump-sum cash payment; the payment of premiums for health, dental and vision coverage under Company plans for a period of 12 months; a bonus of 100% of such executive’s target annual bonus award; and the vesting of all unvested stock option grants, exercisable within one year.

Initially, the Severance Plan provided that all outstanding equity awards held by participants in the 2005 Plan, became vested and exercisable in full upon a change in control of the company (a “Single Trigger Acceleration”). In July 2006, the Board amended the Severance Plan to provide that, upon a termination of employment following a change in control, all awards granted thereafter and held by participants in the 2005 Plan shall become vested and exercisable in full (a “Double Trigger Acceleration”). In April 2007, the Compensation Committee recommended and the Board of Directors adopted revised stock option agreements, restricted stock agreements and restricted stock unit agreements for all awards made in March 2007 and thereafter that provide for Double Trigger Acceleration to conform with the amendment to the Severance Plan. This action did not alter awards granted before March 2007.

Participants in the Severance Plan are recommended by the President and Chief Executive Officer and approved by the Board of Directors. Selected participants with existing severance agreements will be given the choice to elect coverage under the Severance Plan or under their existing agreements, whichever is more favorable. Current participants in the Severance Plan include Dr. Singhvi, Mr. Church, Mr. Hage, Dr. Smith and Dr. Bright. The following table sets forth information with respect to compensation to the executives upon a Change in Control as of December 31, 2006:

	Cash	Benefits and
Name	Payment(1)	Perquisites(2)

Rahul Singhvi	$1,050,000	$5,146
Jeffrey W. Church	$465,500	$3,859
Raymond J. Hage, Jr.	$317,800	$2,573
Rick A. Bright, Ph.D.	$236,250	$2,573
Gale E. Smith, Ph.D.	$225,000	$789

(1)	Cash payment equals the executive’s annual salary as of December 31, 2006 and their calculated bonus multiplied by the amount indicated in the discussion above. Calculated bonus equals 100% of the executive’s target annual bonus award.

(2)	Reflects the premiums for health, dental and vision coverage under the Company’s group health insurance program. Amounts are based on the premiums in effect at December 31, 2006.

Accrued Pay and Regular Termination Benefits

In addition to the benefits described above, the Named Executive Officers are also entitled to certain payments and benefits upon termination of employment that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and vacation pay;

•	Life insurance; and

•	Distribution of plan balances under the Company’s 401(k) plan.

Similarly, upon termination of employment, a Named Executive Officer’s options are subject to the terms applicable to all recipients of such awards under the Company’s applicable plans. Under the Company’s equity compensation plans and the applicable award certificates, outstanding awards become fully vested and/or exercisable upon a “change of control.” The Company is not obligated to provide any special accelerated vesting of Named Executive Officer’s options other than as described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of three members, each of whom is a non-employee director and satisfies all applicable independence requirements. The responsibilities and duties of the Audit Committee, summarized below, are more fully set forth in the committee’s charter, a copy of which is available on the Company’s website at www.novavax.com.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for oversight of: the Company’s accounting and financial reporting processes; the preparation, presentation and integrity of the financial reports and other financial information provided by the Company to any government or regulatory body, the public or other users thereof; the adequacy and efficacy of the Company’s systems of internal accounting, auditing and financial controls; the Company’s compliance with legal and regulatory requirements; the conduct, independence and qualifications of the Company’s independent registered public accounting firm; and the performance of the annual independent audit of the Company’s financial statements. In 2006, the Audit Committee also actively participated in the evaluation of the Company’s internal control over financial accounting and the implementation of the components of the Company’s internal control system. The Audit Committee also played an active role in monitoring, and supporting management in its assessment of the effectiveness of, such system and its components.

In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to retain outside counsel, auditors and other experts for this purpose. The Board and the Audit Committee are in place to represent the Company’s stockholders. Accordingly, the independent registered public accounting firm is ultimately accountable to the Audit Committee and the Board.

In keeping with its responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees” (as currently in effect), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee has also received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” (as currently in effect) relating to the firm’s independence from the Company and its related entities, discussed with Grant Thornton LLP its independence from the Company, and considered the compatibility of the firm’s provision of non-audit services with maintaining its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee has not yet selected an independent registered public accounting firm for the current fiscal year ending December 31, 2007 pending final review and assessment of the costs of engagement.

The Audit Committee pre-approved all audit and permissible non-audit services provided to the Company by the independent registered public accounting firm during 2006. It is the Audit Committee’s policy to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair such firm’s independence, in appearance or fact.

AUDIT COMMITTEE

Michael A. McManus, Jr., Chairman
Gary C. Evans
John O. Marsh, Jr.

This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 except to the extent that Novavax specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act of 1933 and the Securities Exchange Act of 1934 and shall not be deemed soliciting material.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

A representative of Grant Thornton LLP is expected to be present at the Meeting and is expected to be available to respond to appropriate questions from stockholders.

On April 17, 2006, Novavax, Inc. dismissed Ernst & Young LLP as its independent registered public accounting firm and on April 20, 2006, the Company appointed Grant Thornton LLP to be the Company’s independent registered public accountant. The report of Ernst & Young LLP on the consolidated financial statements for fiscal 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Ernst & Young LLP on the consolidated financial statements for fiscal 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the opinion contained a “going concern” explanatory paragraph. The Audit Committee participated in and approved the decision to change independent registered public accounting firms. Grant Thornton LLP’s report for the year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, was not qualified or modified as to uncertainty, audit scope or accounting principles. Prior to the engagement of Grant Thornton LLP, neither the Company nor anyone on behalf of the Company consulted with Grant Thornton LLP during the Company’s two most recent fiscal years and through April 20, 2006, in any manner regarding: (A) either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (B) the subject of either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

In connection with its audits for the fiscal years ended December 31, 2004 and 2005 and through April 17, 2006, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through April 17, 2006, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). The Company requested Ernst & Young LLP to furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated April 20, 2006 is filed as Exhibit 16 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2006.

Principal Accountant Fees and Services

The following is a summary of the fees billed by Ernst & Young LLP for professional services rendered as our independent registered public accounting firm during the 2005 and 2006 fiscal years prior to their dismissal, as well as fees billed by Grant Thornton LLP for professional services rendered as our independent registered public accounting firm during the 2006 fiscal year.

	Grant Thornton LLP	Ernst & Young LLP
Fee Category	Fiscal 2006	Fiscal 2006	Fiscal 2005

Audit Fees	$230,194	$140,000	$379,000
Audit Related Fees	24,903	47,100	118,000
Tax Fees	—	—	—
All Other Fees	—	—	1,500

Total Fees	$255,097	$187,100	$498,500

Audit Fees.  Consists of fees for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for 2006 and 2005 and the reviews of the consolidated financial statements included in the Company’s quarterly reports on Forms 10-Q. These amounts included fees billed for annual financial statement and internal control audits, quarterly reviews, and registration statement filings and consents.

Audit-Related Fees.  Consists of fees for assurance and related services that were reasonably related to the performance of the independent registered public accounting firm’s audit or review of the Company’s financial statements. The fees incurred during 2005 related to consulting services in connection with financing and strategic transactions.

Tax Fees.  Consists of fees for professional services rendered for tax compliance, tax advice and tax planning for the Company. These amounts represent those billed for tax return preparation for the Company and its subsidiaries.

All Other Fees.  Consists of fees for products and services provided other than those otherwise described above.

Pre-Approval Policies

As contemplated by applicable law and as provided by the Audit Committee’s charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. In connection with such responsibilities, the Audit Committee is required, and it is the Audit Committee’s policy, to pre-approve the audit and permissible non-audit services (both the type and amount) performed by the Company’s independent registered public accounting firm in order to ensure that the provision of such services does not impair the firm’s independence, in appearance or fact.

Under the policy, unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require separate pre-approval by the Audit Committee. If fees for a proposed service of a type that has been pre-approved approach or exceed pre-determined fee triggers, the Audit Committee and the independent registered public accounting firm must confer and the Audit Committee must grant its approval before further work may be performed. For audit services (including the annual financial statement audit, required quarterly statement reviews, subsidiary audits, and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company’s consolidated financial statements), the independent registered public accounting firm must provide to the Audit Committee in advance an engagement letter, outlining the scope of audit services proposed to be performed with respect to the audit for that fiscal year and associated fees. If agreed to by the Audit Committee, the engagement letter is formally accepted by the committee at its next regularly scheduled meeting.

All permissible non-audit services not specifically approved in advance must be separately pre-approved by the Audit Committee, as noted above. Requests or applications to provide services must be in writing and include a description of the proposed services, the anticipated costs and fees, and the business reasons for engaging the independent registered public accounting firm to perform the services. The request must also include a statement as to whether the request or application is consistent with the SEC’s rules on registered public accounting firm independence.

To ensure prompt handling of unexpected matters, the Audit Committee has delegated authority to pre-approve audit and permissible non-audit services between regularly scheduled meetings of the committee to its Chairman, who is responsible for reporting any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has not and will not delegate to management of the Company the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm. The Audit Committee pre-approved all audit and permissible non-audit services provided to the Company by the independent registered public accounting firm during 2006.

ADDITIONAL INFORMATION

Transaction of Other Business

The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than the Proposals described above. If any other business should come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Stockholder Proposals for 2008 Annual Meeting

Proposals of stockholders for inclusion in the Proxy Statement and form of proxy for the 2008 Annual Meeting of Stockholders must be submitted to the Secretary of the Company in writing and be received by the Company at its principal executive offices no later than January 1, 2008. Stockholder proposals for consideration at the meeting but not inclusion in the Proxy Statement will be considered untimely if the Company is not provided written notice in accordance with the advance notice provisions set forth in the Company’s By-laws. The By-laws state that in order to be timely, a stockholder’s notice must be delivered or mailed by first class U.S. mail, postage prepaid, and received at the Company’s principal executive office no less than 60 days and no more than 90 days prior to the date of the meeting. However, if less than 70 days’ prior notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice will be considered timely if it is received no later than the close of business on the 10th day following the date on which such notice was mailed or public disclosure was made of the meeting date (whichever occurred first). In order to curtail controversy as to the date on which the Company received a proposal, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

In addition to being timely, a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting;

•	the name and address, as they appear on the Company’s books, of the stockholder proposing such business;

•	the number of shares of the Company which are beneficially owned by the stockholder; and

•	any material interest of the stockholder in such proposal.

Please note, however, that if the stockholder’s business relates to the election of directors of the Company, the procedures described under the caption “Nomination Procedures” herein relating to director nominations must be followed instead.

* * *

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, OR VOTE OVER THE INTERNET OR TELEPHONE AS DESCRIBED THEREIN. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By Order of the Board of Directors

Jennifer Miller
Corporate Secretary

April 30, 2007

APPENDIX A

Amendment to the 2005 Plan

RESOLVED, that, the first sentence of Section 4(a) of the Plan be, and hereby is, amended to increase the shares of Common Stock subject to the 2005 Stock Incentive Plan by 3,000,000 shares to 8,065,724 shares and to read in full as follows:

Subject to adjustment as provided in Section 11 below, the number of shares of Common Stock which are initially set aside and reserved for issuance under the Plan is 5,065,724 shares, (which includes a total of 565,724 shares of Common Stock that were previously held in reserve under the 1995 Stock Option Plan, but which were unused, and which have been transferred to this Plan).

RESOLVED, that, the last sentence of Section 4(b) of the Plan be, and hereby is, amended to increase the number of shares issuable upon the exercise of incentive stock options by 3,000,000 shares to 11,812,192 shares and to read in full as follows:

Notwithstanding the above, and subject to Section 11 below related to capitalization adjustments, the maximum aggregate number of shares that may be issued upon the exercise of Incentive Stock Options shall in no event exceed 8,812,192 shares.

A-1

Exhibit A
NOVAVAX, INC.
2005 STOCK INCENTIVE PLAN
1. Purpose.
     The purpose of this plan (the “Plan” ) is to secure for Novavax, Inc. (the “Company” ) and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company’s future growth and success. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code” ); (provided, however, that status as a “parent” or “subsidiary” corporation depends on satisfaction of the criteria in Sections 424(e) and (f) as of the date on which such determination is being made, and does not necessarily continue to exist merely because it did so as of the date of grant of an option or other award). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).
2. Type of Stock Awards and Administration.
     (a) Types of Awards. This Plan provides for the grant of stock options, restricted stock awards, stock appreciation rights (SARs), and restricted stock units (RSUs) (collectively, these awards shall be referred to herein as “Stock Awards” ). Options granted pursuant to the Plan may be either incentive stock options ( “Incentive Stock Options” ) meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code ( “Non-Statutory Options” ).
     (b) Administration.
          (i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant Stock Awards to purchase shares of the Company’s Common Stock, $.01 par value ( “Common Stock” ), and issue shares upon the receipt or exercise of such Stock Awards as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective agreements under which Stock Awards are made and the Plan, to proscribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Stock Award agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.
          (ii) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan delegate any or all of its powers under the Plan to a committee (the “Committee” ) appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.
     (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), or any successor rule ( “Rule 16b-3 ”), or which are required in order for certain stock or option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person” ).
3. Eligibility.
     (a) General. Stock Awards may be granted only to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company (collectively, the “Participants” ); provided, that the class of Participants to whom Incentive Stock Options may be granted shall be limited to employees of the

Company. A person who has been granted a Stock Award may, if he or she is otherwise eligible, be granted additional Stock Awards if the Board of Directors shall so determine.
     (b) Grant of Stock Awards to Directors and Officers After Exchange Act Registration. From and after the registration of the Common Stock of the Company under the Exchange Act, in the discretion of the Board, the selection of a director or an officer (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a recipient of a Stock Award, the timing of the Stock Award grant, the purchase or exercise price of the Stock Award, the number of shares subject to the Stock Award and other terms and conditions shall be determined either (i) by the Board of Directors, of which all members shall be “outside directors” and/or “non-employee directors” (as hereinafter defined) or (ii) by the Committee referenced in Section 2(b)(ii) above, consisting of two or more directors having full authority to act in the matter, each of whom shall be an “outside director” and/or “non-employee director” (with any action of the Committee subject to approval or ratification by the Board, if required). For the purposes of the Plan, a director shall be deemed to be a “non-employee director” only if such person qualifies as a “non-employee director” within the meaning of Rule 16b-3, as such term is interpreted from time to time, and shall be deemed to be an “outside director” only if such director qualifies as an “outside director” within the meaning of Section 162(m) of the Code and the applicable Treasury regulations.
4. Stock Subject to Plan.
     (a) Initial Share Reserve. Subject to adjustment as provided in Section 11 below, the number of shares of Common Stock which are initially set aside and reserved for issuance under the Plan is 5,565,724 shares, (which includes a total of 565,724 shares of Common Stock that were previously held in reserve under the 1995 Stock Option Plan, but which were unused, and which have been transferred to this Plan). Additionally, if any outstanding stock option granted under the Company’s 1995 Stock Option Plan should for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of common stock that are not acquired under any such stock option shall revert to, and become available for issuance under, this 2005 Stock Incentive Plan. The maximum aggregate number of additional shares of Common Stock that may revert to the 2005 Stock Incentive Plan under this provision is 5,746,468 shares. Subject to adjustment as provided in Section 11 below, no employee shall be eligible to be granted stock options or stock appreciation rights covering more than 900,000 shares of Common Stock during any calendar year.
     (b) Reversion of Shares to the Share Reserve. If any Stock Award under this Plan shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not acquired or returned under such Stock Award shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award ( i.e., “net exercised”), then the number of shares that are not delivered shall revert to and again become available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual deliver or attestation), then the number of such tendered shares shall revert to and again become available for issuance under the Plan. Notwithstanding the above, and subject to Section 11 below related to capitalization adjustments, the maximum aggregate number of shares that may be issued upon the exercise of Incentive Stock Options shall in no event exceed 11,312,192 shares.
5. Stock Option Provisions.
     (a) Form of Option Agreements. As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.
     (b) Purchase Price.
          (i) General. Subject to Section 3(b), the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the “Fair Market Value” (as defined below) of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such Fair Market

Value in the case of options described in Section 6. For purposes of this Plan, the term “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
          (1) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. If the day of determination is not a market trading day, then the trading day prior to the day of determination shall be used.
          (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.
     (ii) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a Fair Market Value equal in amount to the exercise price of the options being exercised, or (ii) by any other means approved by the Board, as may be recommended by the Committee referenced in Section 2(b)(ii) above. The Fair Market Value of any shares of the Company’s Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors. If the exercise price of an option is being paid by delivery of already-owned Common Stock of the Company that has been acquired from the Company, directly or indirectly, the Company may require that such already-owned shares have been held by the optionee for a period of more than six (6) months (or such longer or shorter period of time to avoid a charge to earnings for financial accounting purposes).
     (c) Option Period.
     Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.
     (d) Exercise of Options.
     Each option granted under the Plan shall be exercisable either in full or in installments at such time or times during such period and subject to such conditions as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.
     (e) Nontransferability of Options.
     Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that Non-Statutory Options may be transferred pursuant to a qualified domestic relations order (as defined in Rule 16b-3) or as otherwise expressly permitted in the agreement evidencing any such Non-Statutory Option.
     (f) Effect of Termination of Employment or Other Relationship.
     Except as provided in Section 6 with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee’s employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.
6. Special Provisions for Incentive Stock Options.
     Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:
     (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

     (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such Individual:
          (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and
          (ii) the option exercise period shall not exceed five years from the date of grant.
     (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.
     (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:
          (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Statutory Option under the Plan;
          (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and
          (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).
          (v) For all purposes of the Plan and any option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.
7. Additional Provisions Related to Stock Options.
     (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionee upon exercise of options; or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.
     (b) Acceleration or Extension of Exercise Dates. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.
8. Provisions of Stock Awards Other Than Options.
     (a) Restricted Stock Awards. As a condition to the grant of an award of restricted stock under the Plan, each recipient of a restricted stock award shall execute a restricted stock award agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. The terms and conditions of restricted stock award agreements may change from time to time, and the terms and conditions of separate restricted stock award agreements need not be identical; provided, however, that each restricted stock award agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Purchase Price. At the time of the grant of a restricted stock award, the Board will determine the price to be paid by the Participant for each share subject to the restricted stock award. To the extent required by applicable law, the price to be paid by the Participant for each share of restricted stock will not be less than the par value of a share of Common Stock. A restricted stock award may be awarded as a stock bonus ( i.e. , with no cash purchase price to be paid) to the extent permissible under applicable law.
          (ii) Consideration. At the time of the grant of a restricted stock award, the Board will determine the consideration permissible for the payment of the purchase price of the restricted stock. The purchase price of Common Stock acquired pursuant to the award shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be paid by deferred payment unless permissible under the Delaware Corporation Law.
          (iii) Vesting. Shares of Common Stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.
          (iv) Termination of Participant’s Service. In the event that a Participant’s service as an employee, director, consultant or advisor to the Company terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock award agreement. The Company may delay the exercise of its repurchase option for such period of time required to avoid a charge to earnings for financial accounting purposes.
          (v) Transferability. Rights to purchase or receive shares of Common Stock granted under a restricted stock award shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock award agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded then remains subject to the terms of the restricted stock award agreement.
     (b) Restricted Stock Units. As a condition to the grant of a unit of restricted stock under the Plan, each recipient of a restricted stock unit shall execute a restricted stock unit agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. The terms and conditions of restricted stock unit agreements may change from time to time, and the terms and conditions of separate restricted stock unit agreements need not be identical; provided, however, that each restricted stock unit agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Consideration. At the time of grant of a restricted stock unit award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the restricted stock unit award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a restricted stock unit award will not be less than the par value of a share of Common Stock. Such consideration may be paid in any form permitted under applicable law.
          (ii) Vesting. At the time of the grant of a restricted stock unit award, the Board may impose such restrictions or conditions to the vesting of the shares restricted stock unit as it deems appropriate.
          (iii) Payment. A restricted stock unit award may be settled by the delivery of shares of Common Stock, their cash equivalent, or any combination of the two, as the Board deems appropriate.
          (iv) Additional Restrictions. At the time of the grant of a restricted stock unit award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of restricted stock (or their cash equivalent) after the vesting of such Award.
          (v) Dividend Equivalents. Dividend equivalents may be credited in respect of restricted stock units, as the Board deems appropriate. Such dividend equivalents may be converted into additional restricted stock units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of restricted stock units then credited by (2) the Fair Market Value per share of Common

Stock on the payment date for such dividend. The additional restricted stock units credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying award to which they relate.
          (vi) Termination of Participant’s Service. Except as otherwise provided in the applicable Stock Award agreement, restricted stock units that have not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.
     (c) Stock Appreciation Rights. As a condition to the grant of a stock appreciation right under the Plan, each recipient of a stock appreciation right shall execute a stock appreciation right agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. The terms and conditions of stock appreciation right agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
          (i) Calculation of Appreciation. Each stock appreciation right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a stock appreciation right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the stock appreciation right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such stock appreciation right and with respect to which the Participant is exercising the stock appreciation right on such date, over (B) an amount that will be determined by the Committee at the time of grant of the stock appreciation right.
          (ii) Vesting. At the time of the grant of a stock appreciation right, the Board may impose such restrictions or conditions to the vesting of such right as it deems appropriate.
          (iii) Exercise. To exercise any outstanding stock appreciation right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the stock appreciation rights agreement evidencing such right.
          (iv) Payment. The appreciation distribution in respect of a stock appreciation right may be paid in Common Stock, in cash, or any combination of the two, as the Board deems appropriate.
          (v) Termination of Participant’s Service. If a Participant’s service as an employee, director, consultant or advisor to the Company terminates for any reason, any unvested stock appreciation rights shall be forfeited and any vested stock appreciation rights shall be automatically redeemed by the Company.
9. General Restrictions.
     (a) Investment Representations. The Company may require any person to whom a Stock Award is granted, as a condition of receiving or exercising such Stock Award, as applicable, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Stock Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.
     (b) Compliance With Securities Laws. Each Stock Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Stock Award may not be issued or exercised, as applicable in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.
10. Rights as a Stockholder.

     The holder of an option shall have no rights as a stockholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.
11. Adjustment Provisions for Recapitalizations and Related Transactions.
     (a) If (i) the outstanding shares of Common Stock are (A) exchanged for a different number or kind of shares or other securities of the Company or (B) increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding Stock Awards under the Plan, and (z) the price for each share subject to any then outstanding Stock Awards under the Plan, without changing the aggregate purchase price for such Stock Awards or as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 11 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.
     (b) Any adjustments under this Section 11 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.
12. Merger, Consolidation, Asset Sale, Liquidation, etc.
     (a) General. In the event of (i) a consolidation, merger, combination or reorganization of the Company, in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, (ii) the sale, lease or other disposition of all or substantially all of the assets of the Company, (iii) a transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an affiliate) in which such persons or entities that were not shareholders of the Company immediately prior to their acquisition of Company securities as part of such transaction become the owners, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities (a “Securities Acquisition” ) other than by virtue of a merger, consolidation or similar transaction, or (iv) a dissolution or liquidation of the Company (hereinafter, each of the events described in (i) through (iv) above shall be a “Corporate Transaction” ), then the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall take any one or more of the following actions, as to outstanding Stock Awards: (i) provide that such Stock Awards shall continue in existence with appropriate adjustments or modifications, if applicable, or provide that such Stock Awards shall be assumed, or equivalent stock awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the Participants, provide that all unexercised options, or other Stock Awards to the extent they are unexercised or unvested ( i.e. , in the case of restricted stock, the Company has a reacquisition or repurchase right as to the stock), will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice, if applicable, (iii) in the event of a consolidation, merger, combination, reorganization or Securities Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the transaction (the “Sale Price” ), make or provide for a cash payment to the Participant equal to the difference between (A) the Sale Price times the number of shares of Common Stock subject to such outstanding Stock Awards (to the extent then vested or exercisable at prices not in excess of the Sale Price), and (B) the aggregate exercise price of all such outstanding Stock Awards in exchange for the termination of such Stock Awards, or (iv) provide that all or any outstanding Stock Awards shall become vested and exercisable in full or part (or any reacquisition or repurchase rights held by the Company shall immediately lapse in full or part) at or immediately prior to such event. To the extent set forth in any option agreement or other stock award agreement, the Board or its designee may specifically provide, either at the time of grant or thereafter, that any of the preceding actions shall or shall not occur or be taken with respect to an outstanding award.
     (b) Change in the Incumbent Board. The Board or its designee may provide for the accelerated vesting or exercisability of a Stock Award (including the lapse of any reacquisition or repurchase rights in favor of the

Company) upon the occurrence of a Change in the Incumbent Board (as defined below) in any option agreement or other stock award agreement at the time of grant of the Stock Award, or at any time thereafter. A “Change in the Incumbent Board” shall be deemed to occur if the existing members of the Board on the date this Plan is initially adopted by the Board (the “Incumbent Board” ) cease to constitute at least a majority of the members of the Board, provided, however, that any new Board member shall be considered a member of the Incumbent Board for this purpose if the appointment or election (or nomination for such election) of the new Board member was approved or recommended by a majority vote of the members of the Incumbent Board who are then still in office.
     (c) Substitute Options. The Company may grant Stock Awards under the Plan in substitution for Stock Awards held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger, consolidation, combination or reorganization of the employing corporation with the Company or a subsidiary of the Company, or as the result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Stock Awards be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.
13. No Special Employment Rights.
     Nothing contained in the Plan or in any Stock Award shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant.
14. Other Employee Benefits.
     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the issuance of a Stock Award, the lapse of any restrictions thereon, or the exercise of an option, or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.
15. Amendment of the Plan.
     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3 (if then applicable), the Board of Directors may not effect such modification or amendment without such approval.
     (b) Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect the Participants rights under a Stock Award previously granted to him or her. With the consent of the affected Participant, the Board of Directors may amend outstanding Stock Award agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding Stock Award to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 (if then applicable).
16. Withholding.
     (a) The Company shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued pursuant to a Stock Award or upon exercise of options under the Plan, and including the lapse of any restrictions with respect to a Stock Award. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, a Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the Participant. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 16(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
     (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).
17. Effective Date and Duration of the Plan.
     (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Stock Award granted under the Plan shall become exercisable, and no restricted stock award shall be granted, unless and until the Plan shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board’s adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 15) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, Stock Awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.
     (b) Termination. The Board may suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not adversely affect a Participant’s rights under a Stock Award previously granted to the Participant while the Plan is in effect except with the consent of the Participant. Unless sooner terminated in accordance with this Section or Section 12, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors. Stock Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.
18. Provision for Foreign Participants.
     The Board of Directors may, without amending the Plan, modify Stock Awards or options granted to Participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
     Adopted by the Board of Directors effective as of February 24, 2005 and amended March 7, 2007.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext
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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

A	Proposals	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1.	To elect two directors as Class III Directors to serve on the Board of Directors for a three year term expiring at the 2010 Annual Meeting of Stockholders.

01 - Michael A. McManus, Jr., 02 - Thomas P. Monath, M.D.

☐	To Vote FOR All Nominees	☐	To WITHHOLD Vote From All Nominees

☐	For All Except	To withhold a vote for a specific nominee, mark this box with an X and the appropriately numbered box at the right.	01 - ☐ 02 - ☐

		For	Against	Abstain
2.	To increase the number of shares of the Company’s common stock available for issuance under the Novavax, Inc. 2005 Stock Incentive Plan by 3,000,000 shares	☐	☐	☐
3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.	☐	☐	☐

Comments - Please print your comments below.
☐     Mark this box with an X if you plan to attend the Annual Meeting.

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please date and sign this Proxy and return it promptly, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend. If you plan to attend, please mark the box above. Please sign exactly as your name is printed hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If stock is held in joint names, all named stockholders should sign.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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PROXY — NOVAVAX, INC.

Annual Meeting of Stockholders
June 20, 2007
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned stockholder of Novavax, Inc. hereby appoints Rahul Singhvi, and Raymond Hage and each of them, attorneys, agents and proxies, with the power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Novavax, Inc., to be held at the Company’s headquarters located at 9920 Belward Campus Drive, Rockville, Maryland 20850 on Wednesday June 20, 2007 at 9:00 a.m., local time, and at any adjournments thereof.
The shares represented by this proxy will be voted as directed by the undersigned. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY FOR CLASS III DIRECTORS, (2) THE INCREASE IN THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE NOVAVAX, INC. 2005 STOCK INCENTIVE PLAN BY 3,000,000 SHARES AND (3) IN THE DISCRETION OF THE PROXYHOLDER AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Follow the simple instructions provided by the recorded message.	•	Enter the information required on your computer screen and follow the simple instructions.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on June     , 2007.
THANK YOU FOR VOTING

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